Nationstar Funding LLC has filed a registration statement (including a prospectus) on form S-3 Registration No. 333-130642 with the U.S. Securities and Exchange Commission (the “SEC”) for the offering to which this Free Writing Prospectus relates.  Before you invest, you should read the prospectus in that registration statement and other documents Nationstar Funding LLC has filed with the SEC for more complete information about Nationstar Funding LLC and this offering.  You may get these documents for free by visiting EDGAR on the SEC Website at www.sec.gov.  Alternatively, Nationstar Funding LLC, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling 1-877-858-5407.

Subject to Revision                                                          Free Writing Prospectus dated April 2, 2007

$790,826,000

(Approximate)

NATIONSTAR HOME EQUITY LOAN ASSET-BACKED CERTIFICATES, SERIES 2007-B

NATIONSTAR HOME EQUITY LOAN TRUST 2007-B

(Issuing Entity)

Nationstar Mortgage LLC

(Sponsor, Originator and Servicer)

Nationstar Funding LLC

(Depositor)

The certificates, as described herein, are asset-backed securities to be issued by the Nationstar Home Equity Loan Trust 2007-B (the "Issuing Entity").  The sole source of payments on the certificates will be the property of the Issuing Entity, which will include closed-end fixed rate and adjustable rate home equity loans (the "Home Equity Loans").  The certificates will represent interests in the Issuing Entity only and will not be guaranteed by or represent interests in or obligations of Nationstar Mortgage LLC or any of its affiliates.

This Free Writing Prospectus is not required to contain all information that is required to be included in the base prospectus and the prospectus supplement.

The information in this Free Writing Prospectus is preliminary and is subject to completion or change.

The information in this Free Writing Prospectus, if conveyed prior to the time of your commitment to purchase, supersedes information contained in any prior similar Free Writing Prospectus relating to these securities.

This Free Writing Prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The information in this Free Writing Prospectus may be based on preliminary assumptions about the pool assets and the structure.  Any such assumptions are subject to change.

The information in this Free Writing Prospectus may reflect parameters, metrics or scenarios specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any parameters, metrics or scenarios specifically required by you.

This Free Writing Prospectus is being delivered to you solely to provide you with information about the offering of the asset-backed securities referred to in this Free Writing Prospectus and to solicit an indication of your interest in purchasing such securities, when, as and if issued.  Any such indication of interest will not constitute a contractual commitment by you to purchase any of the securities.  You may withdraw your indication of interest at any time.

Neither the Securities and Exchange Commission nor any state securities commission has approved of the certificates or determined if this Free Writing Prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

RBS GREENWICH CAPITAL

MERRILL LYNCH & CO

    CITIGROUP

The issuer has filed a registration statement (including a base prospectus) with the SEC for the offering to which this free writing prospectus relates.  Before you invest in this offering, you should read the base prospectus in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov <http://www.sec.gov/>. Alternatively, RBS Greenwich Capital will arrange to send you the base prospectus at no charge if you request it by calling 1-866-884-2071 or emailing offeringmaterials@rbsgc.com.

This free writing prospectus is being delivered to you solely to provide you with information about the offering and to solicit an offer to purchase the offered securities.  Any such offer to purchase made by you will not be accepted and will not constitute a contractual commitment by you to purchase any of the securities until we have accepted your offer to purchase such securities.  Any such commitment shall be subject to the conditions specified below.

This free writing prospectus is not required to contain all of the information that is required to be included in the base prospectus and the prospectus supplement.  The information in this free writing prospectus is preliminary and is subject to completion or change. The information in this free writing prospectus, if conveyed prior to the time of your commitment to purchase the offered securities, supercedes any prior version of this free writing prospectus and any information contained in any prior similar free writing prospectus relating to these securities.  If a preliminary prospectus is conveyed to you prior to your commitment to purchase, that document supersedes all other information provided to you concerning the offered securities.

This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state where such offer, solicitation or sale is not permitted.

The securities referred to in this free writing prospectus are being offered when, as and if issued.  The issuer is not obligated to issue any such securities or any similar securities, and all or a portion of the securities may not be issued that have the characteristics described herein.  The underwriters' obligation to deliver such securities is subject to the terms and conditions of the underwriting agreement with the issuer and the availability of the securities having the characteristics described herein.  If, for any reason, the issuer does not deliver such securities, the underwriter will notify you, and neither the issuer nor any underwriter will have any obligation to you to deliver all or any portion of the securities which you have committed to purchase, and there will be no liability between us as a consequence of the non-delivery.

For asset-backed and mortgage-backed securities: Certain of the information contained herein may be based on numerous assumptions (including preliminary assumptions about the pool assets and structure), which may not be specifically identified as assumptions in the information.  Any such information or assumptions are subject to change.  The information in this free writing prospectus may reflect assumptions specifically requested by you.  If so, prior to the time of your commitment to purchase, you should request updated information based on any assumptions specifically required by you.

Any legends, disclaimers or other notices that may appear below or on any electronic communication to which this free writing prospectus is attached which state that (1) these materials do not constitute an offer (or a solicitation of an offer), (2) no representation is made as to the accuracy or completeness of these materials and that these materials may not be updated or (3) these materials may be confidential are not applicable to this communication and should be disregarded.  Such legends, disclaimers or other notices have been automatically generated as a result of this communication having been sent via Bloomberg or another system.

CERTIFICATES
Class(1,5)	Expected Size (2)	Home Equity Loan Group	Interest Type	Principal Type	Expected WAL (yrs) Call/Mat (3)	Expected Principal Window (mos) Call/Mat (3)	Final Scheduled Distribution Date (4)	Expected Ratings
								S&P	Moody's
1-AV-1	$235,626,000	1	Floating	Sen	Not Marketed Herein		April 2037	AAA	Aaa
2-AV-1	$177,376,000	2	Floating	Sen-Seq	0.90 / 0.90	1-19 / 1-19	April 2037	AAA	Aaa
2-AV-2	$110,305,000	2	Floating	Sen-Seq	2.00 / 2.00	19-30 / 19-30	April 2037	AAA	Aaa
2-AV-3	$43,897,000	2	Floating	Sen-Seq	3.00 / 3.00	30-55 / 30-55	April 2037	AAA	Aaa
2-AV-4	$60,176,000	2	Floating	Sen-Seq	6.40 / 7.66	55-87 / 55-200	April 2037	AAA	Aaa
M-1	$39,395,000	1 & 2	Floating	Mez	5.17 / 5.74	46-87 / 46-178	April 2037	AA+	Aa1
M-2	$38,556,000	1 & 2	Floating	Mez	5.03 / 5.58	42-87 / 42-168	April 2037	AA	Aa2
M-3	$14,668,000	1 & 2	Floating	Mez	4.97 / 5.50	41-87 / 41-158	April 2037	AA-	Aa3
M-4	$18,859,000	1 & 2	Floating	Mez	4.94 / 5.46	40-87 / 40-154	April 2037	A+	A1
M-5	$10,058,000	1 & 2	Floating	Mez	4.91 / 5.42	40-87 / 40-147	April 2037	A	A2
M-6	$10,478,000	1 & 2	Floating	Mez	4.91 / 5.39	39-87 / 39-143	April 2037	A-	A2
M-7	$9,639,000	1 & 2	Floating	Mez	4.89 / 5.35	39-87 / 39-138	April 2037	BBB+	A3
M-8	$9,639,000	1 & 2	Floating	Mez	4.89 / 5.33	38-87 / 38-133	April 2037	BBB	Baa1
M-9	$12,154,000	1 & 2	Floating	Mez	4.87 / 5.26	38-87 / 38-127	April 2037	BBB-	Baa2

Total Offered Certificates $790,826,000

(1)

The Certificates are subject to a 10% Clean-Up Call Option.  All Certificates are expected to be subject to an interest rate cap. The margin on the Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will increase to 2x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.  The margin on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will increase to 1.5x the original margin, in each case for each interest period after the holder of the Clean-Up Call Option first fails to exercise such option.

(2)

Each class size is subject to a variance of plus or minus 5%.

(3)

See "PREPAYMENT PRICING SPEED" below.

(4)

With respect to each class of Certificates, the Final Scheduled Distribution Date for each such class was determined to be one month after the scheduled maturity date of the latest maturing Home Equity Loan.

(5)

Distributions on the Class 1-AV-1 Certificates will be derived primarily from the Group 1 Home Equity Loans (as defined herein).   Distributions on the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates will be derived primarily from the Group 2 Home Equity Loans (as defined herein).  Distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates will be derived from the Group 1 and Group 2 Home Equity Loans.

Contact Information:

RBS Greenwich Capital

Trading
Ron Weibye	(203) 625-6160	weibyer@rbsgc.com
Bob Pucel	(203) 625-6160	pucelr@rbsgc.com
Mark Bower	(203) 625-6160	bowerm@rbsgc.com

Mortgage Finance
Jim Raezer	(203) 618-6030	raezerj@rbsgc.com
Matt Miles	(203) 618-2391	milesm@rbsgc.com
Sean Curran	(203) 618-2426	currans@rbsgc.com

PREPAYMENT PRICING SPEED
Fixed Rate Home Equity Loans:

115% Fixed Rate Mortgage PPC

100% Fixed Rate Mortgage PPC assumes that prepayments start at 4% CPR in month one of the life of the Fixed Rate Home Equity Loans, increase by approximately 1.455% each month to 20% CPR in month 12, and remain at 20% CPR thereafter.

Adjustable Rate Home Equity Loans:

100% Adjustable Rate Mortgage PPC

100% Adjustable Rate Mortgage PPC assumes that prepayments start at 2% CPR in month one of the life of the Adjustable Rate Home Equity Loans, increase by approximately 2.545% each month to 30% CPR in month 12, remain constant at 30% CPR until month 22, increase to 50% CPR from month 23 until month 28, decrease to 30% CPR in month 29 and remain constant at 30% CPR thereafter.  However, the prepayment pricing speed will not exceed 90% CPR in any period.

SUMMARY OF TERMS

The following information highlights selected information that will be contained in and described in greater detail in the prospectus supplement and prospectus and provides a general overview of the terms of the Offered Certificates.  To understand all of the terms of the offering of the Offered Certificates, you should read carefully the prospectus supplement and prospectus.  Certain capitalized terms used in this Free Writing Prospectus are defined under the caption "CERTAIN DEFINITIONS" below.

Transaction:	Offering of approximately $790,826,000 of Nationstar Home Equity Loan Asset-Backed Certificates, Series 2007-B.
Issuer:	Nationstar Home Equity Loan Trust 2007-B (the "Issuing Entity").
Depositor:	Nationstar Funding LLC.
Sponsor, Servicer and Originator:	Nationstar Mortgage LLC ("Nationstar").
Sellers:	Nationstar and Auburn Funding, LLC, a limited purpose entity and an affiliate of Nationstar.
Trustee:	The Bank of New York.
Custodian:	The Bank of New York Trust Company, N.A.
Underwriters:	Greenwich Capital Markets, Inc. (Lead Manager and Structuring Lead). Citigroup Global Markets Inc. (Co-Manager). Merrill Lynch, Pierce, Fenner & Smith Incorporated (Co-Manager).
Cut-Off Date:

The opening of business on April 1, 2007, or, with respect to any Home Equity Loans originated after that date but prior to the closing date, the date of origination of that Home Equity Loan. The cut-off date is the date on and after which the issuing entity will be entitled to receive principal collections on and proceeds of the Home Equity Loans and the date after which the issuing entity will be entitled to receive interest due on the Home Equity Loans.

Statistical Calculation Date:	The opening of business on March 1, 2007.
Expected Pricing Date:	April 6, 2007.
Expected Closing Date:	April 19, 2007.
Distribution Date:	The 25th day of each month, or if the 25th day is not a business day, then the next succeeding business day. The first Distribution Date is expected to be May 25, 2007.
Record Dates:	With respect to any Distribution Date and each class of Offered Certificates, the business day immediately preceding such Distribution Date.
Offered Certificates:

The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3, Class 2-AV-4, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.  The Offered Certificates (other than the Class 1-AV-1 Certificates) are being marketed herein.

Non-Offered Certificates:

The Issuing Entity will also issue certain non-offered certificates.  The Class X-IO, Class P and Class R Certificates will not be offered by this Free Writing Prospectus.  The Class P Certificates will have a $100 principal balance and will be entitled to receive all prepayment penalties collected by the Servicer.

Senior Certificates:	The Class 1-AV-1, Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates.
Subordinate Certificates:	The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates.
Group 1 Certificates:	The Class 1-AV-1 Certificates (backed primarily by the Group 1 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Group 2 Certificates:	The Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates (backed primarily by the Group 2 Home Equity Loans) (also referred to herein as a “Certificate Group”).
Certificates:	The Offered Certificates and Non-Offered Certificates.
Delay Days:	0 days.
Day Count:	Actual/360.
Accrued Interest:	The Offered Certificates will settle flat (no accrued interest).
Interest Accrual Period:

Interest on the Offered Certificates accrues from the last Distribution Date (or, with respect to the first Distribution Date, the Closing Date) through the day immediately preceding the then-current Distribution Date, on an actual/360 basis.

Remittance Period:	With respect to any Distribution Date, the calendar month immediately preceding the calendar month in which the Distribution Date occurs.
Registration:	Book-entry registration through The Depository Trust Company in the United States or Clearstream Banking Luxembourg or the Euroclear System in Europe.
Issuing Entity Property:

The property of the Issuing Entity will include:

•

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans that conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 1 Home Equity Loans,” “Group 1” or a “Home Equity Loan Group”);

•

a pool of closed-end fixed rate, and primarily hybrid adjustable rate Home Equity Loans some of which conform and some of which do not conform to certain agency guidelines and are secured by first and second lien deeds of trust, security deeds or mortgages on primarily one- to four-family residential properties (referred to herein as the “Group 2 Home Equity Loans,” “Group 2” or a “Home Equity Loan Group”);

•

all principal payments collected on and after the Cut-off Date and interest payments due on the Home Equity Loans after the Cut-Off Date;

•

property that secured a Home Equity Loan which has been acquired by foreclosure or deed in lieu of foreclosure; and

•

rights under the Swap Agreement described below.

The Home Equity Loans:

The Home Equity Loans will be divided into two groups.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Fixed Rate Home Equity Loans”) bear interest at fixed rates.  Certain of the Home Equity Loans in each Home Equity Loan Group (the “Adjustable Rate Home Equity Loans”) bear interest at rates that, generally following an initial fixed rate period, adjust semi-annually or annually based on six-month LIBOR or one-year LIBOR and the applicable gross margin. The initial rate adjustment date for the Adjustable Rate Home Equity Loans is generally six months, two years, three years or five years after the date of origination of the related Adjustable Rate Home Equity Loan.

As of the Statistical Calculation Date, the Home Equity Loans have the following general characteristics:

•

5,156 total Home Equity Loans

•

2,824 Fixed Rate Home Equity Loans

•

2,332 Adjustable Rate Home Equity Loans

•

Fixed Rate Home Equity Loans:

•

$334,864,119 aggregate outstanding Loan Balance

•

Approximately 39.95% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Adjustable Rate Home Equity Loans:

•

$503,318,845 aggregate outstanding Loan Balance

•

Approximately 60.05% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 1 Home Equity Loans:

•

$314,796,583 aggregate outstanding Loan Balance

•

Approximately 37.56% of aggregate outstanding Loan Balance of all Home Equity Loans

•

Group 2 Home Equity Loans:

•

$523,386,382 aggregate outstanding Loan Balance

•

Approximately 62.44% of aggregate outstanding Loan Balance of all Home Equity Loans

As of the Statistical Calculation Date, approximately 1.00% and 1.60% of all the Home Equity Loans and the Group 2 Home Equity Loans, respectively, in each case by the aggregate outstanding Loan Balance of the related Home Equity Loans, were 31 to 59 days delinquent.  None of the Group 1 Home Equity Loans were 31 to 59 days delinquent as of the Statistical Cut-off Date. As of the Statistical Calculation Date, none of the Home Equity Loans were more than 59 days delinquent.

See "ALL HOME EQUITY LOANS", "GROUP 1 HOME EQUITY LOANS" and "GROUP 2 HOME EQUITY LOANS" below for additional information regarding the Home Equity Loans.

Delinquency Advances:

Each month the Servicer will determine the amount of any unpaid interest due on the Home Equity Loans. If the Servicer believes that unpaid interest can be recovered, then the Servicer will either:

•

advance the unpaid interest to the Issuing Entity out of its own funds; or

•

advance the unpaid interest to the Issuing Entity out of collections on the Home Equity Loans that are not required to be distributed on the related Distribution Date.

The Servicer is entitled to be reimbursed by the Issuing Entity for any delinquency advances from the related Home Equity Loan and, if the delinquency advance is a non-recoverable advance, from collections on all the Home Equity Loans prior to any distributions to holders of Certificates.

Servicing Advances:

Unless the Servicer determines that any proposed advance is not recoverable from the related Home Equity Loan, the Servicer will pay all "out of pocket" costs and expenses incurred in the performance of its servicing obligations, including, but not limited to:

•

expenditures in connection with a foreclosed Home Equity Loan prior to the liquidation of that Home Equity Loan;

•

the cost of any enforcement or judicial proceedings, including foreclosures; and

•

the cost of the management and liquidation of property acquired in satisfaction of the related Home Equity Loan.

The Servicer is entitled to be reimbursed by the Issuing Entity for any servicing advances from the borrower of the related Home Equity Loan to the extent permitted by such loan, from the liquidation proceeds realized upon the liquidation of the related Home Equity Loan and, if the servicing advance is a non-recoverable advance, from collections on all the Home Equity Loans, in each case prior to any distributions to holders of Certificates.

Arrearages:

Approximately 3.96%, 2.49% and 4.84% of all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans, respectively, in each case by the aggregate outstanding loan balance of the related Home Equity Loans as of the Statistical Calculation Date, have arrearages as a result of delinquency advances and/or servicing advances made prior to the Statistical Calculation Date.  The aggregate arrearage on all of the Home Equity Loans, the Group 1 Home Equity Loans and the Group 2 Home Equity Loans is approximately $2,151,499, $463,981 and $1,687,518, respectively, which is approximately 0.26%, 0.15% and 0.32%, respectively, in each case of the aggregate outstanding loan balance of the related Home Equity Loans, as of the Statistical Calculation Date.  Additional arrearage may accrue with respect to those Home Equity Loans between the Statistical Calculation Date and the Cut-off Date.  The Servicer is entitled to be reimbursed by the Issuing Entity for any such arrearages in the same manner and subject to the same restrictions that apply to Delinquency Advances and/or Servicing Advances made on or after the Cut-off Date, including if such advances become non-recoverable advances, from collection on all the Home Equity Loans.  So long as the related borrower makes principal and interest payments on the related Home Equity Loan, such Home Equity Loan is treated as current notwithstanding any related arrearage.

Compensating Interest:

The Servicer will provide to the Issuing Entity the amount of any shortfall of interest on a Home Equity Loan that is caused by a full prepayment of the Home Equity Loan up to the amount of the aggregate servicing fee for the related period.

Swap Agreement:

The Trustee, on behalf of a trust separate from the Issuing Entity, referred to herein as the supplemental interest trust, is expected to enter into an interest rate swap agreement (the “Swap Agreement”) with [TBD], as swap provider (the “Swap Provider”).  Under the Swap Agreement, on each Distribution Date the supplemental interest trust will be obligated to make fixed payments as specified in the Swap Agreement based on the lesser of (i) the notional amount for such Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates.  Under the Swap Agreement, on each Distribution Date, the Swap Provider will be obligated to make floating payments equal to the product of (x) one-month LIBOR (as determined pursuant to the Swap Agreement), (y) the lesser of (i) the notional amount for that Distribution Date and (ii) the aggregate certificate principal balance of the Offered Certificates, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Distribution Date to but excluding the current Distribution Date (or, for the first Distribution Date, the actual number of days elapsed from the Closing Date to but excluding the first Distribution Date), and the denominator of which is 360.  To the extent that the fixed payment exceeds the floating payment on any Distribution Date, amounts otherwise available to certificateholders will be applied to make a net payment to the Swap Provider, and to the extent that the floating payment exceeds the fixed payment on any Distribution Date, the Swap Provider will make a net payment (each such payment, a “Net Swap Payment”) for deposit into a segregated trust account established on the closing date (the “Swap Account”).  Any amounts deposited into the Issuing Entity’s Swap Account will be applied as described in “Swap Account” below.

Upon early termination of the Swap Agreement, the supplemental interest trust or the Swap Provider may be liable to make a payment (a “Swap Termination Payment”) to the other party (regardless of which party caused the termination).  The Swap Termination Payment will be computed in accordance with the procedures set forth in the Swap Agreement.  In the event that the supplemental interest trust is required to make a Swap Termination Payment, that payment will be paid on the related Distribution Date, and on any subsequent Distribution Dates until paid in full, generally prior to any distributions to certificateholders.

Net Swap Payments and Swap Termination Payments payable by the supplemental interest trust (other than Swap Termination Payments resulting from a Swap Provider Trigger Event, as defined herein) will be deducted from the Certificate Account prior to distributions to certificateholders pursuant to “DISTRIBUTIONS” below and will first be deposited into the Swap Account before payment to the Swap Provider.

The applicable scheduled notional amounts for the Swap Agreement and each Distribution Date are set forth under the caption “SCHEDULED NOTIONAL AMOUNTS FOR THE SWAP AGREEMENT” below.  The applicable scheduled notional amounts for the Swap Agreement are calculated based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.  The applicable scheduled notional amounts for the Swap Agreement may change based on the aggregate Loan Balance of Fixed Rate Home Equity Loans and Adjustable Rate Home Equity Loans that are in their fixed rate period as of the Cut-off Date, and, in the case of such Adjustable Rate Home Equity Loans, their adjustment dates.

Swap Account:

On each Distribution Date, to the extent required, following the distribution of any Excess Interest (as defined herein) and withdrawals from the Net WAC Cap Carryover Reserve Account as described in “DISTRIBUTIONS” below, the Trustee will withdraw from amounts in the Swap Account to distribute in the following order of priority:

•

first, to the Swap Provider, any Net Swap Payment owed to the Swap Provider pursuant to the Swap Agreement for such Distribution Date;

•

second, to the Swap Provider, any Swap Termination Payment owed to the Swap Provider not resulting from a Swap Provider Trigger Event pursuant to the Swap Agreement;

•

third, to the Senior Certificates and Subordinate Certificates, the Net Subordination Deficiency for such Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 of clause C, under “DISTRIBUTIONS” below;

•

fourth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Principal Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

fifth, concurrently, to the Senior Certificates, any related Class Interest Carryover Shortfall, pro rata, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

sixth, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, any related Class Interest Carryover Shortfall, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below;

•

seventh, to the Senior Certificates and Subordinate Certificates, any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover or Subordinate Net WAC Cap Carryover, as applicable, to the extent remaining undistributed after the distributions pursuant to “DISTRIBUTIONS” below, allocated in the order of priority set forth in subclauses 16 and 17 of clause C, under “DISTRIBUTIONS” below;

•

eighth, to the Swap Provider, any Swap Termination Payment resulting from a Swap Provider Trigger Event; and

•

ninth, any remaining amounts to the Class X-IO certificateholder.

provided, that the cumulative amount of distributions pursuant to clauses third and fourth above on each Distribution Date, and all prior Distribution Dates, will not exceed the cumulative amount of realized losses with respect to that Distribution Date and all prior Distribution Dates.

Clean-Up Call Option:

The Servicer may, at its option, terminate the Issuing Entity by purchasing, at the Termination Price described below, all of the Home Equity Loans and other Issuing Entity property on any Distribution Date on or after the date on which the aggregate outstanding Loan Balance of the Home Equity Loans is 10% or less of the aggregate outstanding Loan Balance of the Home Equity Loans on the Cut-Off Date.

If this Clean-Up Call Option is not exercised on the date on which it first could have been exercised, then:

•

the margin on the Senior Certificates will increase to 2x the original margin, commencing on the first day of the interest accrual period following such date; and

•

the margin on the Subordinate Certificates will increase to 1.5x the original margin, commencing on the first day of the interest accrual period following such date.

The "Termination Price" will be an amount equal to the greater of (A) the sum of (x) the aggregate outstanding Loan Balance of the Home Equity Loans (other than those referred to in clause (y) below), including accrued interest thereon, and (y) in the case of any REO property and any Home Equity Loans with respect to which foreclosure proceedings have been initiated or are otherwise 120 days or more delinquent, the fair market value of such REO property and Home Equity Loans (disregarding accrued interest thereon) and (B) the sum of the aggregate unpaid principal balance of the Certificates (other than any Class Principal Carryover Shortfalls), all accrued and unpaid interest thereon (other than any Group 1 Net WAC Cap Carryover, Group 2 Net WAC Cap Carryover, or Subordinate Net WAC Cap Carryover), any unreimbursed Delinquency Advances, Servicing Advances and any Delinquency Advances the Servicer has failed to remit and any Swap Termination Payment payable to the Swap Provider then remaining unpaid or which is due to the exercise of such option.

Federal Tax Status:	For federal income tax purposes, the Issuing Entity will include one or more real estate mortgage investment conduits or "REMICs."
ERISA Eligibility:	The Offered Certificates are expected to be ERISA eligible, subject to satisfying the conditions of the investor-based or statutory exemptions.
SMMEA Eligibility:	None of the Certificates are expected to be SMMEA eligible.
Certificate Ratings:

It is a condition to the issuance of the Offered Certificates that they receive ratings not lower than the respective ratings set forth below from S&P and Moody's.

Class

S&P

Moody’s

1-AV-1

AAA

Aaa

2-AV-1      AAA             Aaa

2-AV-2

AAA

Aaa

2-AV-3

AAA

Aaa

2-AV-4

AAA

Aaa

M-1

AA+

Aa1

M-2

AA

Aa2

M-3

AA-

Aa3

M-4

A+

A1

M-5

A

A2

M-6

A-

A2

M-7

BBB+

A3

M-8

BBB

Baa1

M-9

BBB-

Baa2

Static Pool Information:

Information concerning static pool performance data of previous term securitizations of the Sponsor is available on the Sponsor’s website at www.nationstarmtg.com/staticpool.  At this website, static pool performance data of the Sponsor’s previous term securitizations will be presented in the form of published charts.  We caution you that the Home Equity Loans to be transferred to the Issuing Entity may not perform in a similar manner to the home equity loans in other trusts.

The following information included in the website is not deemed to be a part of this Free Writing Prospectus, the base prospectus or a part of the registration statement filed with the SEC to which this Free Writing Prospectus relates:

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with respect to information regarding the Sponsor’s prior securitized pools, information regarding prior securitized pools that were established before January 1, 2006; and

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with respect to information regarding the Home Equity Loans to be transferred to the Issuing Entity, information about the Home Equity Loans for periods prior to January 1, 2006.

CREDIT ENHANCEMENT
Credit Enhancement:

Credit enhancement for the structure will be provided by (1) Excess Interest, (2) Overcollateralization, (3) subordination of Certificates having a lower payment priority and (4) limited cross collateralization.

Overcollateralization is calculated as the amount by which the aggregate Loan Balance of the Home Equity Loans exceeds the aggregate principal balance of the Certificates.  On the Closing Date, there is expected to be an initial overcollateralization amount of approximately 5.65% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  Beginning on the first Distribution Date, Excess Interest collections, if any, will be applied as accelerated payments of principal to the class or classes of Certificates then entitled to receive distributions of principal in order to maintain the overcollateralization level at the required level of 5.65% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.  The required level of Overcollateralization may step down over time.  However, if a Trigger Event occurs, the required overcollateralization amount will not be allowed to step down and will be equal to the required overcollateralization amount in effect for the previous Distribution Date.

The Senior Certificates will have a payment priority over the Subordinate Certificates.  Among the classes of Subordinate Certificates:

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the Class M-1 Certificates will have payment priority over the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9  Certificates;

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the Class M-2 Certificates will have payment priority over the Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

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the Class M-3 Certificates will have payment priority over the Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

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the Class M-4 Certificates will have payment priority over the Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

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the Class M-5 Certificates will have payment priority over the Class M-6, Class M-7, Class M-8 and Class M-9 Certificates;

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the Class M-6 Certificates will have payment priority over the Class M-7, Class M-8 and Class M-9 Certificates;

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the Class M-7 Certificates will have payment priority over the Class M-8 and Class M-9 Certificates; and

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the Class M-8 Certificates will have payment priority over the Class M-9 Certificates.

If, on any Distribution Date, there is insufficient Excess Interest or overcollateralization, or Net Swap Payments received under the Swap Agreement, to absorb realized losses on the Home Equity Loans, then such realized losses will be allocated to the classes of Subordinate Certificates, in the reverse order of their payment priority, through a reduction in the principal balance of the applicable class equal to the realized losses in excess of the amount of Excess Interest, overcollateralization and Net Swap Payments received under the Swap Agreement and applied to cover realized losses on such Distribution Date.  To the extent that the certificate principal balance of a class of Subordinate Certificates is reduced on account of realized losses on Home Equity Loans, and then there is a net subsequent recovery in respect of principal on a liquidated Home Equity Loan or Loans, then the certificate principal balance of such class will be increased up to the amount of the related net subsequent recoveries, beginning with the class of Subordinate Certificates with the highest relative payment priority, to the extent of the amount of the lesser of (a) the prior reduction and (b) the outstanding Class Principal Carryover Shortfall of such class.  The amount of Class Principal Carryover Shortfall may be paid to the holders of the Subordinate Certificates, together with any Class Interest Carryover Shortfall on the Subordinate Certificates, according to the priorities set forth herein under “DISTRIBUTIONS” and “SUMMARY OF TERMS—Swap Account.”  The outstanding Class Principal Carryover Shortfall of such class would be reduced by the corresponding amount of the increase in the certificate principal balance of such class.

Cross-collateralization will be provided through the application of excess interest from a Home Equity Loan Group to fund interest shortfalls, cover realized losses and build overcollateralization with respect to the other Home Equity Loan Group.

Initial Certificate Credit Enhancement

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The Senior Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and the Subordinate Certificates.

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The Class M-1 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 14.80% in Subordinate Certificates having a lower payment priority.

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The Class M-2 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 10.20% in Subordinate Certificates having a lower payment priority.

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The Class M-3 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 8.45% in Subordinate Certificates having a lower payment priority.

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The Class M-4 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 6.20% in Subordinate Certificates having a lower payment priority.

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The Class M-5 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 5.00% in Subordinate Certificates having a lower payment priority.

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The Class M-6 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 3.75% in Subordinate Certificates having a lower payment priority.

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The Class M-7 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 2.60% in Subordinate Certificates having a lower payment priority.

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The Class M-8 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount and approximately 1.45% in Subordinate Certificates having a lower payment priority.

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The Class M-9 Certificates will be enhanced by Excess Interest, the Overcollateralization Amount.

Credit Enhancement Percentages:	Initial Target Percentages		Stepdown Percentages
	Senior	25.15%	Senior	50.30%
	Class M-1	20.45%	Class M-1	40.90%
	Class M-2	15.85%	Class M-2	31.70%
	Class M-3	14.10%	Class M-3	28.20%
	Class M-4	11.85%	Class M-4	23.70%
	Class M-5	10.65%	Class M-5	21.30%
	Class M-6	9.40%	Class M-6	18.80%
	Class M-7	8.25%	Class M-7	16.50%
	Class M-8	7.10%	Class M-8	14.20%
	Class M-9	5.65%	Class M-9	11.30%

Senior Enhancement Percentage:

With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the sum of (1) the aggregate certificate principal balance of the Subordinate Certificates and (2) the Overcollateralization Amount, in each case, after taking into account the distribution of the Principal Distribution Amount on that Distribution Date, and the denominator of which is the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period.

CERTIFICATE RATES
Certificate Rates:	Each of the Offered Certificates will bear interest at a rate that adjusts monthly, equal to the lesser of (i) one-month LIBOR plus the applicable margin and (ii) the related Net WAC Cap.
Group 1 Net WAC Cap:

With respect to any Distribution Date and the Group 1 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 1 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Group 2 Net WAC Cap:

With respect to any Distribution Date and the Group 2 Certificates will be a per annum rate equal to the product of (i) the excess, if any, of (a) the weighted average of the Net Coupon Rates on the Group 2 Home Equity Loans as of the beginning of the related Remittance Period over (b) the Swap Expense Fee Rate and (ii) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the related interest period.

Subordinate Net WAC Cap:

With respect to any Distribution Date and each class of Subordinate Certificates will be a rate per annum equal to the weighted average of (i) the Group 1 Net WAC Cap and (ii) the Group 2 Net WAC Cap, weighted on the basis of the related Group Subordinate Amount for such Distribution Date.

Group Subordinate Amount:

For each Home Equity Loan Group and any Distribution Date, will be the excess, if any, of the aggregate Loan Balance of the related Home Equity Loan Group as of the first day of the related Remittance Period, over the aggregate certificate principal balance of the Senior Certificates related to such Home Equity Loan Group immediately prior to such Distribution Date.

Net Coupon Rate:

For any Group 1 or Group 2 Home Equity Loan, will be the rate per annum equal to the coupon rate of the Home Equity Loan minus the sum of (1) the rate at which the servicing fee accrues and (2) the rate at which the Trustee fee accrues (expressed as a per annum percentage of the aggregate Loan Balance of the Home Equity Loans, as applicable).

Group 1 Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for the Group 1 Certificates is based on the Group 1 Net WAC Cap, the Group 1 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 1 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 1 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the Group 1 Certificates would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 1 Net WAC Cap over (2) the amount of interest payable on such class at the Certificate Rate for such class for the Distribution Date and (B) the Group 1 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the Group 1 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 1 Net WAC Cap).

Group 2 Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Group 2 Certificates is based on the Group 2 Net WAC Cap, the applicable Group 2 Certificateholders will be entitled to receive on subsequent Distribution Dates the related Group 2 Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Group 2 Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Group 2 Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Group 2 Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Group 2 Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Group 2 Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Group 2 Net WAC Cap).

Subordinate Net WAC Cap Carryover:

If on any Distribution Date the Certificate Rate for any of the Subordinate Certificates is based on the Subordinate Net WAC Cap, the applicable Subordinate Certificateholders will be entitled to receive on subsequent Distribution Dates the related Subordinate Net WAC Cap Carryover as described under the caption "DISTRIBUTIONS" below.  The Subordinate Net WAC Cap Carryover with respect to any Distribution Date is equal to the sum of (A) the excess of (1) the amount of interest that the related class of Subordinate Certificates, as applicable, would otherwise be entitled to receive on the Distribution Date had its interest rate been calculated at the respective Certificate Rate for such class and for the Distribution Date without regard to the Subordinate Net WAC Cap over (2) the amount of interest payable on such class at the respective Certificate Rate for such class for the Distribution Date and (B) the Subordinate Net WAC Cap Carryover for all previous Distribution Dates not previously paid to the related class of Subordinate Certificates (including any interest accrued on that amount at the related Certificate Rate without regard to the Subordinate Net WAC Cap).

Net WAC Cap Carryover Reserve Account:

On the Closing Date, the Trustee will establish an account (the “Net WAC Cap Carryover Reserve Account”) from which distributions in respect of Net WAC Rate Carryover Amounts on the Offered Certificates will be made.  The Net WAC Cap Carryover Reserve Account will be an asset of the Issuing Entity but not of any REMIC.  The source of funds on deposit in the Net WAC Cap Carryover Reserve Account will be limited to an initial deposit of $10,000 and amounts payable to such account pursuant to clause 16 under “DISTRIBUTIONS” below.

Swap Expense Fee Rate:

With respect to each Distribution Date, a per annum rate, equal to the product of (x) the sum of (i) any Net Swap Payment owed to the Swap Provider for that Distribution Date and (ii) any Swap Termination Payment for that Distribution Date (other than any Swap Termination Payment resulting from a Swap Provider Trigger Event) payable by the supplemental interest trust, and (y) 12 divided by the aggregate Loan Balance of the Home Equity Loans as of the first day of the related Remittance Period.

DISTRIBUTIONS

On each Distribution Date, the Trustee will make the following disbursements and transfers from monies then on deposit in the certificate account with respect to the Home Equity Loans, which shall be net of the servicing fee, and apply the amounts in the following order of priority, in each case, to the extent of funds remaining:

A.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 1:

1.  To the Trustee, the Trustee fee and any Transition Expenses for Home Equity Loan Group 1.

2.  Concurrently, to the Group 1 Certificates, the related Class Monthly Interest Amount and any Class Interest Carryover Shortfall for the Distribution Date.

3.  The remaining amount pursuant to clause C. below.

B.  With respect to funds in the certificate account received with respect to Home Equity Loan Group 2:

1.  To the Trustee, the Trustee fee and any Transition Expenses for Home Equity Loan Group 2.

2.  Concurrently, to each class of Group 2 Certificates, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall for the Distribution Date, allocated among each such class of Group 2 Certificates on a pro rata basis based on each Group 2 Certificate's Class Monthly Interest Amount and Class Interest Carryover Shortfall without priority among such Group 2 Certificates.

3.  The remaining amount pursuant to clause C. below.

C.  With respect to any remaining amounts in the certificate account received with respect to Home Equity Loan Group 1 and Home Equity Loan Group 2:

1.  Concurrently, to the Senior Certificates in both Certificate Groups, the related Class Monthly Interest Amount and any related Class Interest Carryover Shortfall to the extent not paid pursuant to clauses A. and B. above on the applicable Distribution Date, allocated among each such class of Senior Certificates on a pro rata basis based on the amount that would have been distributed to each such class in the absence of such shortfall.

2.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Class Monthly Interest Amount for the Distribution Date.

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To the Senior Certificates, an amount up to the Senior Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, concurrently as follows:

(i) To the Group 1 Certificates, the Group 1 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

(ii) To the Group 2 Certificates, the Group 2 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the Group 2 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

(iii) To the Group 1 Certificates, the remaining Group 2 Principal Distribution Amount until the certificate principal balance thereof has been reduced to zero; and

(iv) To the Group 2 Certificates, the remaining Group 1 Principal Distribution Amount, sequentially to the Class 2-AV-1, Class 2-AV-2, Class 2-AV-3 and Class 2-AV-4 Certificates, in that order, until the respective certificate principal balances of such Certificates have been reduced to zero; provided, that notwithstanding the foregoing order of priority, if on any Distribution Date, the aggregate Certificate Principal Balance of the Subordinate Certificates is equal to zero and the Overcollateralization Amount is equal to zero, then the remaining Group 1 Principal Distribution Amount shall be distributed to the Group 2 Certificates, pro rata, based on their respective Certificate Principal Balances.

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To the Class M-1 Certificates, the Class M-1 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-2 Certificates, the Class M-2 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-3 Certificates, the Class M-3 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-4 Certificates, the Class M-4 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-5 Certificates, the Class M-5 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-6 Certificates, the Class M-6 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-7 Certificates, the Class M-7 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-8 Certificates, the Class M-8 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

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To the Class M-9 Certificates, the Class M-9 Principal Distribution Amount for the Distribution Date, excluding any Subordination Increase Amount included in that amount, until the certificate principal balance thereof is reduced to zero.

13.

To the Certificates, the Subordination Increase Amount for the applicable Distribution Date, allocated in the order of priority set forth in subclauses 3 through 12 of this clause C.

14.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, in each case, first (a) any related Class Interest Carryover Shortfall and then (b) any related Class Principal Carryover Shortfall.

15.

To the Net WAC Cap Carryover Reserve Account, the amounts required under the pooling and servicing agreement for distribution in accordance with subclauses 16 and 17 of this Clause C.

16.

Concurrently, (i) to the Group 1 Certificates, the Group 1 Net WAC Cap Carryover from and to the extent of amounts on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 1 and (ii) to the Group 2 Certificates, pro rata, the Group 2 Net WAC Cap Carryover from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account with respect to Group 2.

17.

Sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, Class M-7, Class M-8 and Class M-9 Certificates, in that order, the related Subordinate Net WAC Cap Carryover, from and to the extent of funds on deposit in the Net WAC Cap Carryover Reserve Account.

18.

To the Swap Provider, any Swap Termination Payments resulting from a Swap Provider Trigger Event.

19.

To the Trustee as reimbursement for all reimbursable expenses incurred in connection with its duties and obligations under the pooling and servicing agreement to the extent not paid as Trustee fees or Transition Expenses pursuant to subclauses A.1 and B.1 above.

20.

To the holders of the Issuing Entity's residual certificates, the remainder as provided in the pooling and servicing agreement.

CERTAIN DEFINITIONS
Aggregate Principal Amount:	Means, as to any Distribution Date, the sum of the Basic Principal Amounts for each Home Equity Loan Group.
Basic Principal Amount:

With respect to the related Home Equity Loan Group and each Distribution Date shall be the sum of (without duplication):  (A) the principal portion of all scheduled monthly payments on the Home Equity Loans related to the Home Equity Loan Group actually received by the Servicer during the related Remittance Period and any prepayments on the related Home Equity Loans made on behalf of the obligors on Home Equity Loans in the related Home Equity Loan Group actually received by the Servicer during the related Remittance Period, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (B) the outstanding principal balance of each Home Equity Loan in the related Home Equity Loan Group that was purchased or repurchased by Nationstar Mortgage or purchased by the Servicer, on or prior to the related Monthly Remittance Date, in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (C) any substitution amounts relating to principal, delivered by Nationstar Mortgage on the related Monthly Remittance Date in connection with a substitution of a Home Equity Loan, to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; (D) all net liquidation proceeds, and all subsequent recoveries, actually collected by or on behalf of the Servicer with respect to the Home Equity Loans in the related Home Equity Loan Group during the related Remittance Period (to the extent the net liquidation proceeds or subsequent recoveries relate to principal), in each case to the extent the amounts are received by the Trustee on or prior to the Monthly Remittance Date; and (E) the principal portion of the proceeds received by the Trustee upon termination of the Issuing Entity.

Class Interest Carryover Shortfall:

Means, with respect to any class of Offered Certificates and any Distribution Date, an amount equal to the sum of (1) the excess of the Class Monthly Interest Amount with respect to that class for the preceding Distribution Date and any outstanding Class Interest Carryover Shortfall with respect to that class from any preceding Distribution Date, over the amount in respect of interest that is actually distributed to the holders of the Certificates of that class on the preceding Distribution Date plus (2) one month's interest on the excess, to the extent permitted by law, at the Certificate Rate for that class.

Class M-1 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, and (B) the certificate principal balance of the Class M-1 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 59.10% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-2 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount and Class M-1 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates and the Class M-1 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, and (C) the certificate principal balance of the Class M-2 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 68.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-3 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount and Class M-2 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates and the Class M-2 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, and (D) the certificate principal balance of the Class M-3 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 71.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-4 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount and Class M-3 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates and the Class M-3 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date and (E) the certificate principal balance of the Class M-4 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 76.30% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-5 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount and Class M-4 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date and (b)  on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates and the Class M-4 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, and (F) the certificate principal balance of the Class M-5 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 78.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-6 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount and Class M-5 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates and the Class M-5 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of: (1) the sum of: (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, and (G) the certificate principal balance of the Class M-6 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of: (A) approximately 81.20% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-7 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount and Class M-6 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates and the Class M-6 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, and (H) the certificate principal balance of the Class M-7 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 83.50% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-8 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount and Class M-7 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates and the Class M-7 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, and (I) the certificate principal balance of the Class M-8 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 85.80% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class M-9 Principal Distribution Amount:

Means, with respect to any Distribution Date (a) prior to the Stepdown Date, the lesser of (i) the remaining Principal Distribution Amount after the distribution of the Senior Principal Distribution Amount, Class M-1 Principal Distribution Amount, Class M-2 Principal Distribution Amount, Class M-3 Principal Distribution Amount, Class M-4 Principal Distribution Amount, Class M-5 Principal Distribution Amount, Class M-6 Principal Distribution Amount, Class M-7 Principal Distribution Amount and Class M-8 Principal Distribution Amount and (ii) the Certificate Principal Balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date and (b) on or after the Stepdown Date, (x) 100% of the Principal Distribution Amount if the certificate principal balance of each class of Senior Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class M-3 Certificates, the Class M-4 Certificates, the Class M-5 Certificates, the Class M-6 Certificates, the Class M-7 Certificates and the Class M-8 Certificates has been reduced to zero and a Trigger Event exists, or (y) if a Trigger Event is not in effect, the excess of:  (1) the sum of:  (A) the aggregate certificate principal balance of the Senior Certificates, after taking into account distribution of the Senior Principal Distribution Amount for the applicable Distribution Date, (B) the certificate principal balance of the Class M-1 Certificates, after taking into account distribution of the Class M-1 Principal Distribution Amount for the applicable Distribution Date, (C) the certificate principal balance of the Class M-2 Certificates, after taking into account distribution of the Class M-2 Principal Distribution Amount for the applicable Distribution Date, (D) the certificate principal balance of the Class M-3 Certificates, after taking into account distribution of the Class M-3 Principal Distribution Amount for the applicable Distribution Date, (E) the certificate principal balance of the Class M-4 Certificates, after taking into account distribution of the Class M-4 Principal Distribution Amount for the applicable Distribution Date, (F) the certificate principal balance of the Class M-5 Certificates, after taking into account distribution of the Class M-5 Principal Distribution Amount for the applicable Distribution Date, (G) the certificate principal balance of the Class M-6 Certificates, after taking into account distribution of the Class M-6 Principal Distribution Amount for the applicable Distribution Date, (H) the certificate principal balance of the Class M-7 Certificates, after taking into account distribution of the Class M-7 Principal Distribution Amount for the applicable Distribution Date, (I) the certificate principal balance of the Class M-8 Certificates, after taking into account distribution of the Class M-8 Principal Distribution Amount for the applicable Distribution Date, and (J) the certificate principal balance of the Class M-9 Certificates immediately prior to the applicable Distribution Date, over (2) the lesser of:  (A) approximately 88.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period, and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

Class Monthly Interest Amount:

With respect to each class of Offered Certificates means, with respect to any Distribution Date, the aggregate amount of interest accrued for the related interest accrual period at the related Certificate Rate on the certificate principal balance of the related Offered Certificates.  On any Distribution Date, the Offered Certificates are each subject to their related Net WAC Cap.

Class Principal Carryover Shortfall:

Means, with respect to any class of Subordinate Certificates and any Distribution Date, the excess, if any, of (1) the sum of (x) the amount of the reduction in the certificate principal balance of that class of Subordinate Certificates on the applicable Distribution Date attributable to the allocation of realized losses and (y) the amount of any such reductions on prior Distribution Dates over (2) the sum of (x) the amount distributed in respect of the related Class Principal Carryover Shortfall to such class on prior Distribution Dates and (y) the amount of any increases in the certificate principal balance of such class of Subordinate Certificates resulting from subsequent recoveries.

Cumulative Loss Trigger Event:

Shall have occurred with respect to any Distribution Date and the Home Equity Loans, if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of cumulative realized losses incurred on the Home Equity Loans from the Cut-Off Date through the last day of the related Remittance Period (less the aggregate amount of subsequent recoveries with respect to the Home Equity Loans during such period) by (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date, exceeds the applicable percentages described below with respect to such Distribution Date:

Distribution Date

Loss Percentage

May 2009 to April 2010

1.80% for the first month, plus an additional 1/12th of [2.20]% for each month thereafter.

May 2010 to April 2011

4.00% for the first month, plus an additional 1/12th of 2.40% for each month thereafter.

May 2011 to April 2012

6.40% for the first month, plus an additional 1/12th of 1.95% for each month thereafter.

May 2012 to April 2013

8.35% for the first month, plus an additional 1/12th of 1.15% for each month thereafter.

May 2013 and April 2014

9.50% for the first month, plus an additional 1/12th of 0.15% for each month thereafter.

May 2014 and therafter

9.65%.

Delinquency Amount:

Means, with respect to any Remittance Period, the sum, without duplication, of the aggregate principal balance of the Home Equity Loans that are (1) 60 or more days delinquent, (2) 60 or more days delinquent and in bankruptcy, (3) in foreclosure and (4) REO properties, each as of the last day of such Remittance Period.

Delinquency Event:	Shall have occurred and be continuing if at any time the 60+ Delinquency Percentage (Rolling Three Month) exceeds 31.81% of the Senior Enhancement Percentage.
Excess Interest:	Means, with respect to any Distribution Date, the amounts remaining, if any, after the application of payments pursuant to subclauses 1 through 12 of Clause C under the caption "DISTRIBUTIONS" above.
Excess Overcollateralization Amount:

Means, with respect to any Distribution Date, the lesser of (1) the Aggregate Principal Amount for the Distribution Date and (2) the excess, if any, of (x) the Overcollateralization Amount, assuming 100% of the Aggregate Principal Amount is distributed on the Offered Certificates, over (y) the Required Overcollateralization Amount.

Group 1 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 1 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 1 Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the product of (i) the Principal Distribution Amount and (ii) the Group 1 Allocation Percentage and (2) the aggregate certificate principal balance of the Group 1 Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the excess, if any, of (x) the aggregate certificate principal balances of the Group 1 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 49.70% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the  Group 1 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 1 Home Equity Loans as of the Cut-Off Date.

Group 2 Allocation Percentage:

Means, with respect to any Distribution Date, a fraction expressed as a percentage, the numerator of which is the Basic Principal Amount derived from the Group 2 Home Equity Loans, and the denominator of which is the aggregate Basic Principal Amount.

Group 2 Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the product of (i) the Principal Distribution Amount and (ii) the Group 2 Allocation Percentage and (2) the aggregate certificate principal balance of the Group 2 Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the excess, if any, of (x) the aggregate certificate principal balances of the Group 2 Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 49.70% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the  Group 2 Home Equity Loans as of the last day of the related Remittance Period minus 0.50% of the aggregate Loan Balance of the Group 2 Home Equity Loans as of the Cut-Off Date.

Loan Balance:

Means, with respect to any Home Equity Loan as of any date of determination, the actual outstanding principal balance thereof on the Cut-Off Date less any principal payments made on such Home Equity Loan through such date of determination.

Monthly Remittance Date:	Means the 18th day of each month, or if the 18th day is not a business day, the preceding business day.
Net Subordination Deficiency:	Means, with respect to any Distribution Date, the excess, if any, of (1) the Subordination Deficiency for that Distribution Date over (2) the Excess Interest for that Distribution Date.
OC Floor:	Means an amount equal to 0.50% of the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date.
Overcollateralization Amount:

Means, with respect to each Distribution Date, the excess, if any, of (1) the aggregate Loan Balance of the Home Equity Loans as of the close of business on the last day of the related Remittance Period over (2) the aggregate certificate principal balance of the Offered Certificates and the Class P Certificates as of that Distribution Date (after taking into account the payment of the Principal Distribution Amount on that Distribution Date).

Principal Distribution Amount:

Means, with respect to any Distribution Date, the lesser of (1) the aggregate certificate principal balances of the Offered Certificates immediately preceding that Distribution Date and (2) the sum of (x) the Aggregate Principal Amount for that Distribution Date minus the Excess Overcollateralization Amount, if any, for that Distribution Date and (y) the Subordination Increase Amount, if any, for that Distribution Date.

Required Overcollateralization Amount:

Means, with respect to any Distribution Date (1) prior to the Stepdown Date, the product of (x) 5.65% and (y) the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date; and (2) on and after the Stepdown Date, the greater of (i) the lesser of (x) the product of 5.65% and the aggregate Loan Balance of the Home Equity Loans as of the Cut-Off Date and (y) the product of 11.30% and the aggregate Loan Balance of the Home Equity Loans as of the end of the related Remittance Period and (ii) the OC Floor; provided, however, that on each Distribution Date during the continuance of a Trigger Event, the Required Overcollateralization Amount will equal the Required Overcollateralization Amount in effect as of the Distribution Date immediately preceding the date on which such Trigger Event first occurred.

Senior Principal Distribution Amount:

Means, with respect to (a) any Distribution Date prior to the Stepdown Date or during the continuation of a Trigger Event, the lesser of (1) 100% of the Principal Distribution Amount and (2) the aggregate certificate principal balance of the Senior Certificates immediately prior to that Distribution Date, and (b) any other Distribution Date, the lesser of (1) the Principal Distribution Amount and (2) the excess, if any, of (x) the aggregate certificate principal balances of the Senior Certificates immediately prior to that Distribution Date over (y) the lesser of (A) approximately 49.70% of the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period and (B) the aggregate Loan Balance of the Home Equity Loans as of the last day of the related Remittance Period minus the OC Floor.

60+ Delinquency Percentage (Rolling Three Month):

Means, with respect to any Distribution Date, the average of the percentage equivalents of the fractions determined for each of the three immediately preceding Remittance Periods, the numerator of each of which is equal to the Delinquency Amount for such Remittance Period, and the denominator of each of which is the aggregate Loan Balance of all of the Home Equity Loans as of the end of such Remittance Period.

Stepdown Date:

Means the earlier to occur of (1) the Distribution Date immediately following the Distribution Date on which the aggregate certificate principal balances of the Senior Certificates are reduced to zero, and (2) the later to occur of (A) the May 2010 Distribution Date, and (B) the first Distribution Date on which the Senior Enhancement Percentage, after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date, is at least equal to approximately 50.30%.

Subordination Deficiency:

Means, with respect to any Distribution Date, the excess, if any, of (1) the Required Overcollateralization Amount for that Distribution Date over (2) the Overcollateralization Amount for that Distribution Date after giving effect to the distribution of the Aggregate Principal Amount on that Distribution Date.

Subordination Increase Amount:	Means, with respect to any Distribution Date, the lesser of (1) the Subordination Deficiency for that Distribution Date and (2) the Excess Interest for that Distribution Date.
Swap Provider Trigger Event:

Means a Swap Termination Payment that is triggered upon: (i) an Event of Default (as defined in the Swap Agreement) with respect to which the Swap Provider is a Defaulting Party (as defined in the Swap Agreement), (ii) a Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party (as defined in the Swap Agreement) or (iii) an Additional Termination Event (as defined in the Swap Agreement) with respect to which the Swap Provider is the sole Affected Party.

Transition Expenses:

Means expenses incurred by the Trustee in connection with the transfer of servicing upon the termination of the Servicer; provided that the amount shall not exceed $50,000 in any one calendar year (and no more than $100,000 during the term of the Issuing Entity).

Trigger Event:	Means the existence of a Delinquency Event or a Cumulative Loss Trigger Event.

SCHEDULED NOTIONAL AMOUNTS

FOR THE SWAP AGREEMENT*

Distribution Date	Notional Amount($)	Distribution Date	Notional Amount($)
05/25/07	N/A	04/25/10	$131,361,476.03
06/25/07	$758,897,607.27	05/25/10	$127,584,809.17
07/25/07	$747,985,044.89	06/25/10	$123,915,601.67
08/25/07	$735,161,119.89	07/25/10	$120,350,819.32
09/25/07	$720,445,439.63	08/25/10	$116,887,587.16
10/25/07	$703,872,574.88	09/25/10	$113,522,961.47
11/25/07	$685,492,215.64	10/25/10	$110,254,156.59
12/25/07	$665,372,315.27	11/25/10	$107,078,465.03
01/25/08	$643,597,401.32	12/25/10	$103,993,255.37
02/25/08	$620,278,578.97	01/25/11	$100,995,970.07
03/25/08	$596,396,597.21	02/25/11	$98,084,123.43
04/25/08	$573,312,979.84	03/25/11	$95,255,299.60
05/25/08	$551,042,888.38	04/25/11	$92,507,150.60
06/25/08	$529,557,169.63	05/25/11	$89,837,394.42
07/25/08	$508,827,730.89	06/25/11	$87,243,813.23
08/25/08	$488,827,500.85	07/25/11	$84,724,251.52
09/25/08	$469,530,400.72	08/25/11	$82,276,614.37
10/25/08	$450,904,341.53	09/25/11	$79,899,792.84
11/25/08	$432,912,759.85	10/25/11	$77,591,521.81
12/25/08	$415,518,419.86	11/25/11	$75,349,164.22
01/25/09	$393,588,929.01	12/25/11	$73,170,853.70
02/25/09	$367,712,014.20	01/25/12	$71,054,776.38
03/25/09	$343,346,542.29	02/25/12	$68,999,169.43
04/25/09	$320,632,734.75	03/25/12	$66,934,909.12
05/25/09	$299,433,987.61	04/25/12	$64,974,276.69
06/25/09	$279,648,485.46	05/25/12	$63,093,908.99
07/25/09	$264,298,502.31	06/25/12	$61,267,283.93
08/25/09	$172,992,948.01	07/25/12	$59,492,879.44
09/25/09	$167,958,388.56	08/25/12	$57,769,216.21
10/25/09	$163,069,709.39	09/25/12	$56,094,856.57
11/25/09	$158,322,684.04	10/25/12	$54,468,403.28
12/25/09	$153,490,278.02	11/25/12	$52,888,498.43
01/25/10	$148,986,781.83	12/25/12	$51,353,822.29
02/25/10	$144,196,511.33	01/25/13	$49,863,092.31
03/25/10	$136,438,083.60	02/25/13	$48,415,062.02

* Each notional amount is based on the characteristics of the Home Equity Loans as of the Statistical Calculation Date.

All Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$838,182,964	$194	$1,110,883
Average Scheduled Principal Balance	$162,565
Number of Mortgage Loans	5,156

Weighted Average Gross Coupon	8.671%	5.850%	17.875%
Non-Zero Weighted Average FICO Score	601	383	819
Weighted Average Original Combined LTV	83.26%	5.27%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	349 months	2 months	360 months
Weighted Average Seasoning	5 months	0 months	105 months

Non-Zero Weighted Average Gross Margin	6.081%	2.141%	12.300%
Non-Zero Weighted Average Minimum Interest Rate	8.379%	5.950%	14.400%
Non-Zero Weighted Average Maximum Interest Rate	15.363%	11.890%	21.400%
Non-Zero Weighted Average Initial Rate Cap	2.970%	1.000%	6.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.485%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	60 months

Maturity Date		May 1 2007	Mar 15 2037
Maximum Zip Code Concentration	0.55%

ARM	60.05%	First Lien	97.50%
Fixed Rate	39.95%	Second Lien	2.50%

2/28 6 MO LIBOR	26.98%	Full Documentation	70.66%
2/28 6 MO LIBOR 40/30 Balloon	20.85%	Limited Documentation	6.66%
2/28 6 MO LIBOR 50/30 Balloon	8.70%	No Income Verification	22.68%
2/28 6 MO LIBOR IO	0.16%
3/27 6 MO LIBOR	1.10%	Cash Out Refinance	58.66%
3/27 6 MO LIBOR 40/30 Balloon	0.92%	Purchase	22.18%
3/27 6 MO LIBOR 50/30 Balloon	0.70%	Rate/Term Refinance	19.16%
3/27 6 MO LIBOR IO	0.07%
5/25 1 YR LIBOR	0.09%	2 Units	0.78%
5/25 6 MO LIBOR	0.03%	3 Units	0.08%
6 MO LIBOR	0.46%	Condominium	3.78%
Fixed Rate	33.24%	Manufactured Housing	0.45%
Fixed Rate 30/15 Balloon	0.46%	PUD	16.33%
Fixed Rate 40/30 Balloon	4.64%	Single Family	75.78%
Fixed Rate 50/30 Balloon	1.60%	Townhouse	2.80%

Interest Only	0.23%	Investor	0.91%
Not Interest Only	99.77%	Primary	98.55%
		Second Home	0.54%
Prepay Penalty: 0 months	34.98%
Prepay Penalty: 12 months	6.27%	Top 5 States:
Prepay Penalty: 24 months	13.65%	California	18.91%
Prepay Penalty: 30 months	0.02%	Texas	11.40%
Prepay Penalty: 36 months	42.35%	Florida	11.39%
Prepay Penalty: 48 months	0.01%	Arizona	7.21%
Prepay Penalty: 60 months	2.73%	Virginia	6.74%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF ALL HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Alabama	10	$ 1,029,717.71	0.12%	10.493%	358	80.26%	582
Arizona	306	60,396,052.12	7.21	8.407	357	87.80	608
Arkansas	33	2,305,490.47	0.28	9.553	306	83.48	580
California	528	158,507,534.29	18.91	7.968	357	85.32	621
Colorado	77	12,982,444.50	1.55	8.674	355	87.26	612
Connecticut	63	13,535,529.45	1.61	8.465	352	81.48	599
Delaware	23	3,372,860.44	0.40	8.458	344	79.53	600
Florida	550	95,434,633.96	11.39	8.525	355	83.91	608
Georgia	155	20,088,530.71	2.40	9.681	344	83.53	594
Idaho	18	2,459,355.02	0.29	8.965	358	81.42	585
Illinois	40	4,472,984.12	0.53	9.315	329	87.30	589
Indiana	80	7,640,779.53	0.91	9.176	340	86.77	593
Iowa	19	1,032,267.47	0.12	10.606	272	85.84	551
Kansas	32	3,082,125.94	0.37	10.221	328	85.25	582
Kentucky	42	4,926,540.67	0.59	9.010	349	87.82	581
Louisiana	89	7,766,310.78	0.93	9.399	310	81.37	571
Maine	27	3,361,718.68	0.40	9.788	346	79.34	582
Maryland	134	29,997,605.62	3.58	8.276	356	81.94	592
Massachusetts	66	13,217,474.82	1.58	9.080	351	78.05	599
Michigan	84	7,975,919.18	0.95	9.898	338	87.09	572
Minnesota	20	3,149,486.54	0.38	8.901	343	87.84	595
Mississippi	41	1,725,503.06	0.21	11.865	228	80.08	555
Missouri	61	6,501,614.32	0.78	9.523	330	89.78	593
Montana	9	1,514,908.99	0.18	8.561	356	81.63	595
Nebraska	19	1,755,172.61	0.21	9.465	322	86.04	579
Nevada	83	21,605,425.19	2.58	8.085	358	89.78	610
New Hampshire	33	6,573,533.07	0.78	8.681	357	85.64	594
New Jersey	155	32,297,420.44	3.85	8.678	352	75.70	604
New Mexico	46	5,576,999.18	0.67	9.434	343	81.88	570
New York	163	27,785,653.01	3.31	8.652	342	73.16	594
North Carolina	160	18,623,581.10	2.22	9.664	338	84.85	586
Ohio	146	15,570,664.34	1.86	9.396	334	82.09	575
Oklahoma	55	4,462,096.62	0.53	9.835	333	82.53	568
Oregon	53	9,846,054.72	1.17	8.645	357	82.38	604
Pennsylvania	199	22,993,581.29	2.74	8.959	337	79.65	591
Rhode Island	14	2,928,476.94	0.35	9.119	358	80.17	586
South Carolina	78	8,758,059.43	1.04	9.427	336	81.96	594
South Dakota	8	704,410.28	0.08	10.801	324	83.68	567
Tennessee	74	6,727,559.44	0.80	9.892	327	84.97	585
Texas	909	95,581,737.77	11.40	9.104	336	80.01	593
Utah	16	2,344,933.54	0.28	8.831	350	89.09	594
Vermont	25	3,766,935.47	0.45	9.354	359	73.44	581
Virginia	257	56,500,035.84	6.74	8.279	357	85.35	593
Washington	115	22,002,198.22	2.62	8.725	354	82.41	607
West Virginia	13	1,547,848.27	0.18	10.189	337	85.30	589
Wisconsin	23	3,052,774.60	0.36	9.764	349	82.42	563
Wyoming	5	700,424.72	0.08	8.101	360	85.18	579
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes eight  Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF ALL HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	289	$ 27,718,789.29	3.31%	8.938%	337	37.96%	585
50.00- 54.99	100	11,085,118.08	1.32	8.803	338	52.19	592
55.00- 59.99	103	13,827,383.64	1.65	8.787	340	57.17	592
60.00- 64.99	178	24,486,804.29	2.92	8.437	339	62.55	587
65.00- 69.99	252	34,653,228.73	4.13	8.705	340	67.14	584
70.00- 74.99	316	49,089,171.10	5.86	8.625	344	71.97	586
75.00- 79.99	461	68,555,488.69	8.18	8.799	345	76.64	585
80.00	614	94,406,294.65	11.26	8.542	346	80.00	618
80.01- 84.99	391	70,355,578.68	8.39	8.609	350	82.00	589
85.00- 89.99	527	91,548,700.25	10.92	8.694	351	86.25	591
90.00- 94.99	936	176,474,569.10	21.05	8.719	351	90.84	583
95.00- 99.99	198	40,624,823.36	4.85	8.296	355	96.87	630
100.00	791	135,357,014.62	16.15	8.737	356	100.00	641
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of all of the Home Equity Loans is approximately 83.26%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF ALL HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	8	$ 3,195,142.44	0.38%	5.940%	350	87.09%	699
6.000 - 6.499	73	21,117,372.99	2.52	6.311	352	85.67	650
6.500 - 6.999	344	84,823,185.48	10.12	6.810	352	80.56	634
7.000 - 7.499	342	79,985,941.03	9.54	7.277	353	82.95	622
7.500 - 7.999	587	130,351,788.71	15.55	7.774	353	84.78	614
8.000 - 8.499	532	110,623,357.04	13.20	8.259	354	85.52	609
8.500 - 8.999	671	125,575,580.51	14.98	8.743	354	84.06	598
9.000 - 9.499	447	75,956,677.15	9.06	9.246	353	83.68	584
9.500 - 9.999	477	66,657,510.51	7.95	9.757	346	82.24	580
10.000 -10.499	381	48,274,845.01	5.76	10.236	353	79.02	560
10.500 -10.999	290	31,554,011.97	3.76	10.703	333	80.03	556
11.000 -11.499	132	10,510,448.71	1.25	11.239	317	81.85	562
11.500 -11.999	205	13,780,119.26	1.64	11.757	314	78.83	557
12.000 -12.499	166	11,343,746.71	1.35	12.191	328	82.97	581
12.500 -12.999	166	9,293,766.70	1.11	12.709	303	87.43	586
13.000 -13.499	127	5,918,619.50	0.71	13.218	300	87.55	581
13.500 -13.999	98	4,282,077.71	0.51	13.766	288	82.98	568
14.000 -14.499	50	2,065,797.06	0.25	14.189	288	86.40	564
14.500 -14.999	30	1,535,323.34	0.18	14.709	284	80.85	528
15.000 -15.499	13	517,464.11	0.06	15.182	266	79.98	521
15.500 -15.999	8	442,783.08	0.05	15.679	301	83.73	551
16.000 -16.499	3	196,272.23	0.02	16.108	300	83.72	537
16.500 -16.999	3	84,084.98	0.01	16.500	303	81.23	608
17.000 -17.499	1	63,712.86	0.01	17.125	300	77.00	574
17.500 -17.999	2	33,335.39	0.00	17.863	300	70.32	517
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Coupon Rate of all of the Home Equity Loans is approximately 8.671%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF ALL HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	682	$ 21,489,782.40	2.56%	11.851%	251	79.31%	570
50,000.01 - 100,000.00	1,245	95,785,284.77	11.43	10.034	325	76.42	584
100,000.01 - 150,000.00	1,040	128,748,654.03	15.36	9.156	349	80.24	589
150,000.01 - 200,000.00	695	121,809,359.79	14.53	8.807	354	81.95	593
200,000.01 - 250,000.00	544	121,573,066.00	14.50	8.368	356	84.90	605
250,000.01 - 300,000.00	338	92,901,489.26	11.08	8.253	355	86.00	612
300,000.01 - 350,000.00	210	68,015,676.84	8.11	8.115	358	86.03	608
350,000.01 - 400,000.00	122	45,616,137.41	5.44	7.924	358	86.74	617
400,000.01 - 450,000.00	92	39,061,460.80	4.66	7.786	357	86.06	615
450,000.01 - 500,000.00	81	38,505,517.91	4.59	7.910	357	85.41	616
500,000.01 - 550,000.00	38	19,973,564.63	2.38	7.602	358	89.47	616
550,000.01 - 600,000.00	28	16,107,195.01	1.92	7.596	359	88.13	622
600,000.01 - 650,000.00	19	11,919,760.85	1.42	7.596	358	89.53	611
650,000.01 - 700,000.00	13	8,840,991.09	1.05	8.023	359	81.78	613
700,000.01 - 750,000.00	2	1,479,627.65	0.18	7.712	355	90.42	567
750,000.01 - 800,000.00	2	1,567,813.44	0.19	7.600	357	92.71	542
800,000.01 - 850,000.00	2	1,619,155.00	0.19	8.135	360	92.72	664
900,000.01 - 950,000.00	1	947,344.28	0.11	7.850	359	84.27	533
1,000,000.01+	2	2,221,083.32	0.26	6.745	359	78.56	711
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The average outstanding Loan Balance of all of the Home Equity Loans is approximately $162,565.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF ALL HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2 Units	38	$ 6,507,339.98	0.78%	9.145%	340	81.59%	627
3 Units	5	646,046.99	0.08	10.078	350	62.66	638
Condominium	178	31,710,166.45	3.78	8.377	358	86.86	615
Manufactured Housing	37	3,751,203.56	0.45	9.845	313	75.83	628
PUD	689	136,886,887.44	16.33	8.336	354	88.74	617
Single Family	4,090	635,182,670.52	75.78	8.748	347	81.96	597
Townhouse	119	23,498,649.54	2.80	8.579	356	83.68	590
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	1	$ 16,300.00	0.00%	7.500%	60	46.57%	669
84	1	194.49	0.00	13.500	2	95.00	542
96	2	37,897.00	0.00	6.868	96	48.34	668
120	40	1,789,539.68	0.21	9.545	105	64.27	603
144	5	296,079.41	0.04	7.633	129	51.39	679
156	1	71,200.00	0.01	9.390	155	80.00	630
180	285	16,178,294.87	1.93	9.850	146	74.91	588
200	1	170,600.00	0.02	6.790	200	52.33	609
240	156	12,163,432.14	1.45	8.998	222	73.15	600
276	7	402,917.99	0.05	8.838	276	77.27	594
300	14	1,247,804.59	0.15	9.184	289	78.92	577
348	1	52,622.57	0.01	11.800	265	89.94	560
360	4,642	805,756,081.74	96.13	8.640	356	83.65	601
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Original Term to Maturity of all of the Home Equity Loans is approximately 354 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF ALL HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1- 60	23	$ 358,162.42	0.04%	10.810%	53	61.39%	615
61-120	223	9,011,125.00	1.08	10.430	111	72.74	571
121-180	165	11,970,563.76	1.43	9.623	175	75.79	596
181-240	85	9,574,347.26	1.14	8.284	238	71.06	614
241-300	534	35,374,970.28	4.22	10.984	287	80.09	552
301-360	4,126	771,893,795.76	92.09	8.534	359	83.80	603
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Remaining Term to Maturity of all of the Home Equity Loans is approximately 349 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

SEASONING OF ALL HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	1,494	$266,228,240.91	31.76%	8.526%	356	81.58%	609
1-6	2,833	526,703,839.24	62.84	8.543	354	84.47	601
7-12	4	184,569.71	0.02	12.676	289	84.73	639
55-60	157	7,852,427.09	0.94	10.697	250	74.41	595
61-66	118	7,103,204.90	0.85	10.306	260	76.96	569
67-72	194	11,036,189.59	1.32	10.598	243	77.61	576
73-78	103	5,340,055.87	0.64	11.451	233	82.01	526
79-84	89	5,107,167.32	0.61	11.779	258	84.62	511
85-90	119	6,644,731.45	0.79	11.796	246	81.79	514
97-102	40	1,805,074.87	0.22	11.357	226	82.41	511
103-108	5	177,463.53	0.02	11.150	216	68.59	530
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The weighted average Seasoning of all of the Home Equity Loans is approximately 5 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF ALL HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	5,109	$829,812,231.24	99.00%	8.666%	349	83.23%	601
Delinquent 30 Days	47	8,370,733.24	1.00	9.153	355	85.68	567
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	4,738	$808,865,398.75	96.50%	8.590%	351	83.27%	604
1	146	12,305,379.78	1.47	10.370	299	83.87	552
2	103	7,125,082.64	0.85	10.786	298	82.45	531
3	65	4,531,531.98	0.54	11.517	278	82.17	500
4	53	2,614,646.61	0.31	11.889	265	80.36	506
5	29	1,784,381.31	0.21	11.650	256	85.08	492
6	12	535,519.69	0.06	12.170	217	84.65	506
7	6	192,020.95	0.02	11.589	177	80.08	502
8	4	229,002.77	0.03	11.511	205	78.68	504
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	5,046	$832,506,950.50	99.32%	8.652%	350	83.28%	602
1	90	4,790,169.38	0.57	11.355	257	80.50	519
2	13	624,008.49	0.07	12.163	183	81.06	496
3	4	176,190.74	0.02	10.459	219	79.05	511
4	1	26,858.31	0.00	13.300	48	83.63	434
5	1	27,450.56	0.00	12.450	100	70.00	476
6	1	31,336.50	0.00	13.050	154	80.00	506
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF ALL HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	5,115	$836,095,564.64	99.75%	8.666%	349	83.26%	601
1	22	1,028,966.66	0.12	12.027	225	79.03	488
2	7	376,933.79	0.04	10.521	245	86.27	497
3	4	201,642.80	0.02	8.985	240	78.16	485
4	5	274,343.71	0.03	10.346	239	86.43	478
5	2	95,487.14	0.01	9.421	270	85.66	460
6	1	110,025.74	0.01	6.000	284	90.00	553
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF ALL HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Investor	102	$ 7,630,378.80	0.91%	10.395%	336	72.31%	615
Primary	5,027	826,037,480.69	98.55	8.655	349	83.39	601
Second Home	27	4,515,104.99	0.54	8.664	358	77.67	630
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF ALL HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	4,756	$817,223,380.01	97.50%	8.572%	349	82.96%	600
Second Lien	400	20,959,584.47	2.50	12.553	337	94.81	641
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF ALL HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	3,831	$592,266,928.73	70.66%	8.603%	347	83.87%	593
Limited Documentation	281	55,853,649.24	6.66	8.812	353	80.79	603
No Income Verification	1,044	190,062,386.51	22.68	8.843	354	82.07	626
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF ALL HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	1,394	$263,918,106.07	31.49%	8.056%	353	89.00%	642
A1	1,732	313,631,192.18	37.42	8.342	350	84.06	607
A2	1,133	164,167,221.90	19.59	9.196	346	78.84	560
B	521	59,559,359.15	7.11	10.150	342	73.31	538
C1	225	21,254,475.55	2.54	10.915	333	72.94	542
C2	118	11,888,059.46	1.42	11.320	341	69.21	533
D	33	3,764,550.17	0.45	11.860	343	66.21	540
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF ALL HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	8	$ 1,371,311.08	0.16%	7.774%	327	69.97%	N/A
375-399	2	84,855.40	0.01	10.159	273	90.90	390
400-499	296	19,233,795.25	2.29	11.132	273	82.27	467
500-524	350	42,669,439.67	5.09	10.080	340	76.63	513
525-549	720	106,203,357.08	12.67	9.428	349	76.42	537
550-574	683	111,545,673.44	13.31	8.923	352	80.60	564
575-599	728	122,820,168.91	14.65	8.644	350	82.84	587
600-624	756	136,073,049.32	16.23	8.268	353	85.40	612
625-649	720	137,646,874.87	16.42	8.185	354	88.18	637
650-674	494	96,538,585.89	11.52	8.119	352	87.84	660
675-699	206	33,552,357.41	4.00	8.134	349	83.38	685
700+	193	30,443,496.16	3.63	8.071	336	82.55	736
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

The non-zero weighted average Credit Score of all of the Home Equity Loans is approximately 601.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes eight Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF ALL HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	1,290	$226,110,784.43	26.98%	8.853%	356	82.23%	581
2/28 6 MO LIBOR 40/30 Balloon	652	174,725,489.18	20.85	8.061	358	87.70	612
2/28 6 MO LIBOR 50/30 Balloon	245	72,935,194.55	8.70	7.920	359	92.58	646
2/28 6 MO LIBOR IO	5	1,346,126.85	0.16	7.227	357	90.62	642
3/27 6 MO LIBOR	55	9,182,985.80	1.10	9.116	355	82.88	588
3/27 6 MO LIBOR 40/30 Balloon	28	7,674,208.74	0.92	7.812	358	89.51	609
3/27 6 MO LIBOR 50/30 Balloon	19	5,832,184.51	0.70	7.149	359	96.01	656
3/27 6 MO LIBOR IO	2	582,631.00	0.07	6.863	359	92.50	617
5/25 1 YR LIBOR	4	782,871.53	0.09	9.050	309	71.47	550
5/25 6 MO LIBOR	1	262,500.00	0.03	10.750	360	70.00	510
6 MO LIBOR	31	3,883,868.47	0.46	10.951	309	79.97	545
Fixed Rate	2,539	278,644,084.40	33.24	9.214	335	78.28	596
Fixed Rate 30/15 Balloon	76	3,893,695.94	0.46	11.158	124	82.49	571
Fixed Rate 40/30 Balloon	157	38,924,764.63	4.64	8.108	359	83.24	614
Fixed Rate 50/30 Balloon	52	13,401,574.45	1.60	7.604	359	87.68	635
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF ALL HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	2,099	$293,201,895.92	34.98%	9.085%	346	80.96%	594
Prepay Penalty: 12 months	288	52,536,320.70	6.27	8.245	347	76.61	609
Prepay Penalty: 24 months	557	114,402,822.44	13.65	8.186	358	91.11	624
Prepay Penalty: 30 months	3	136,413.98	0.02	12.308	103	88.90	547
Prepay Penalty: 36 months	1,830	354,934,130.82	42.35	8.426	355	83.84	601
Prepay Penalty: 48 months	1	77,821.29	0.01	12.000	292	90.00	632
Prepay Penalty: 60 months	378	22,893,559.33	2.73	10.545	246	79.61	564
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

__________________

(1)  The non-zero weighted average Prepayment Penalty of all of the Home Equity Loans is approximately 32 months.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

PURPOSE OF ALL HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	3,208	$491,698,837.49	58.66%	8.710%	346	78.65%	590
Purchase	1,126	185,867,476.79	22.18	8.616	355	93.27	632
Rate/Term Refinance	822	160,616,650.20	19.16	8.617	351	85.79	599
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF ALL HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 86,513.77	0.01%	7.000%	260	90.00%	438
0.01 -20.00	201	22,558,000.53	2.69	8.677	339	72.20	604
20.01 -25.00	224	23,386,271.93	2.79	9.171	329	76.69	585
25.01 -30.00	391	49,348,794.00	5.89	8.784	341	78.32	603
30.01 -35.00	523	71,627,346.09	8.55	8.723	344	79.71	595
35.01 -40.00	703	103,180,419.24	12.31	8.693	346	82.04	600
40.01 -45.00	1,056	167,526,170.87	19.99	8.772	348	82.73	601
45.01 -50.00	1,311	245,864,670.69	29.33	8.618	353	85.83	604
50.01 -55.00	670	134,332,615.45	16.03	8.617	355	86.01	599
55.01 -60.00	70	18,998,400.55	2.27	7.711	355	89.27	612
60.01+	6	1,273,761.36	0.15	7.592	354	81.61	643
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)    The non-zero weighted average Debt to Income Ratio of all of the Home Equity Loans is approximately 42.18%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF ALL HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	2,332	$503,318,845.06	60.05%	8.423%	357	85.91%	602
Fixed Rate	2,824	334,864,119.42	39.95	9.044	337	79.28	599
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF ALL HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	7	$ 1,928,757.85	0.23%	7.117%	357	91.19%	635
Not Interest Only	5,149	836,254,206.63	99.77	8.675	349	83.24	601
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF ALL HOME EQUITY LOANS(1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$ 334,864,119.42	39.95%	9.044%	337	79.28%	599
2.000 - 2.499	1	497,200.00	0.06	6.990	360	84.99	659
2.500 - 2.999	5	1,157,296.28	0.14	6.745	359	84.25	636
3.000 - 3.499	3	575,385.42	0.07	7.672	358	63.25	557
3.500 - 3.999	15	5,688,729.90	0.68	6.362	359	82.99	651
4.000 - 4.499	92	31,383,254.32	3.74	6.606	358	85.72	628
4.500 - 4.999	164	45,165,532.21	5.39	7.097	358	87.18	616
5.000 - 5.499	250	64,171,936.60	7.66	7.580	357	85.42	604
5.500 - 5.999	337	81,869,791.47	9.77	7.993	358	86.64	605
6.000 - 6.499	414	91,445,593.52	10.91	8.476	358	87.02	602
6.500 - 6.999	383	74,890,300.95	8.93	8.988	357	86.30	601
7.000 - 7.499	373	62,809,373.11	7.49	9.731	357	82.93	583
7.500 - 7.999	200	33,805,653.05	4.03	10.150	357	85.81	588
8.000 - 8.499	50	6,618,593.05	0.79	10.755	345	88.98	585
8.500 - 8.999	13	1,190,944.20	0.14	12.344	320	83.26	562
9.000 - 9.499	8	718,143.22	0.09	14.179	303	82.47	488
9.500 - 9.999	7	383,193.82	0.05	15.166	293	77.66	489
10.000 -10.499	9	525,858.79	0.06	14.678	310	83.53	582
10.500 -10.999	3	214,252.05	0.03	15.994	300	87.35	487
11.000 -11.499	2	110,764.85	0.01	16.436	299	80.03	607
11.500 -11.999	1	63,712.86	0.01	17.125	300	77.00	574
12.000+	2	33,335.39	0.00	17.863	300	70.32	517
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

The non-zero weighted average Gross Margin of all of the Home Equity Loans is approximately 6.081%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$ 334,864,119.42	39.95%	9.044%	337	79.28%	599
5.500 - 5.999	6	2,779,042.40	0.33	5.950	359	91.82	694
6.000 - 6.499	58	18,362,253.73	2.19	6.305	359	86.49	643
6.500 - 6.999	145	44,624,494.89	5.32	6.815	359	86.89	629
7.000 - 7.499	187	51,460,308.07	6.14	7.297	358	86.50	618
7.500 - 7.999	328	86,609,444.35	10.33	7.801	358	88.34	608
8.000 - 8.499	348	80,633,262.07	9.62	8.274	358	87.46	610
8.500 - 8.999	382	81,524,422.58	9.73	8.775	358	86.19	601
9.000 - 9.499	240	47,342,261.69	5.65	9.273	358	84.80	586
9.500 - 9.999	233	37,648,089.36	4.49	9.862	354	84.49	584
10.000 -10.499	248	34,979,776.37	4.17	10.281	357	78.81	556
10.500 -10.999	93	12,646,408.65	1.51	10.889	351	78.14	556
11.000 -11.499	11	967,134.68	0.12	12.228	312	85.91	555
11.500 -11.999	22	1,840,584.77	0.22	13.281	287	85.50	526
12.000 -12.499	10	751,988.51	0.09	12.847	289	85.51	516
12.500 -12.999	14	758,526.23	0.09	13.564	277	79.17	514
13.000 -13.499	3	136,666.76	0.02	14.503	284	74.32	552
13.500 -13.999	3	218,081.46	0.03	13.990	279	79.59	531
14.000 -14.499	1	36,098.49	0.00	15.000	255	75.00	401
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Minimum Interest Rate of all of the Home Equity Loans is approximately 8.379%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF ALL HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$ 334,864,119.42	39.95%	9.044%	337	79.28%	599
11.500 -11.999	1	411,817.47	0.05	8.890	357	77.74	574
12.000 -12.499	1	195,000.00	0.02	6.375	359	72.22	631
12.500 -12.999	13	4,713,129.25	0.56	6.339	359	88.23	675
13.000 -13.499	57	18,167,253.73	2.17	6.304	359	86.64	644
13.500 -13.999	141	43,248,288.46	5.16	6.824	359	86.65	627
14.000 -14.499	192	52,206,005.24	6.23	7.312	358	86.27	617
14.500 -14.999	331	87,348,957.47	10.42	7.815	358	88.48	608
15.000 -15.499	344	80,186,764.90	9.57	8.277	358	87.65	610
15.500 -15.999	378	80,300,605.51	9.58	8.782	358	86.23	601
16.000 -16.499	240	47,372,319.80	5.65	9.280	358	84.41	585
16.500 -16.999	231	37,425,195.42	4.47	9.868	355	84.47	584
17.000 -17.499	248	34,704,121.79	4.14	10.289	356	79.20	556
17.500 -17.999	93	12,458,285.51	1.49	10.909	350	78.38	556
18.000 -18.499	10	913,531.15	0.11	12.102	313	85.97	552
18.500 -18.999	21	1,766,207.91	0.21	13.261	287	85.31	527
19.000 -19.499	10	751,988.51	0.09	12.847	289	85.51	516
19.500 -19.999	14	758,526.23	0.09	13.564	277	79.17	514
20.000 -20.499	3	136,666.76	0.02	14.503	284	74.32	552
20.500 -20.999	3	218,081.46	0.03	13.990	279	79.59	531
21.000+	1	36,098.49	0.00	15.000	255	75.00	401
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Maximum Interest Rate of all of the Home Equity Loans is approximately 15.363%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$ 334,864,119.42	39.95%	9.044%	337	79.28%	599
1.000	26	2,396,507.95	0.29	12.771	278	81.80	517
1.500	9	2,569,260.52	0.31	7.864	359	82.37	609
2.000	94	7,020,052.14	0.84	12.696	286	84.87	532
3.000	2,202	491,180,095.83	58.60	8.344	358	85.96	604
6.000	1	152,928.62	0.02	9.750	359	90.00	571
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of all of the Home Equity Loans is approximately 2.970%

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF ALL HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	2,824	$ 334,864,119.42	39.95%	9.044%	337	79.28%	599
1.000	162	16,189,511.55	1.93	11.155	309	80.16	550
1.500	2,168	486,924,513.96	58.09	8.332	359	86.11	604
3.000	2	204,819.55	0.02	8.920	358	60.57	590
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of all of the Home Equity Loans is approximately 1.485%.

(2)

Excludes eight Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF ALL HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	2,824	$ 334,864,119.42	39.95%	9.044%	337	79.28%	599
03/14/07	1	50,423.92	0.01	14.125	289	75.88	613
03/15/07	2	192,443.90	0.02	11.215	277	94.48	487
04/01/07	8	676,418.38	0.08	12.120	279	80.30	475
04/15/07	1	34,076.67	0.00	13.125	272	85.00	481
05/01/07	6	536,657.17	0.06	11.661	273	85.65	499
05/15/07	1	223,512.39	0.03	10.000	285	86.79	535
05/30/07	2	127,980.39	0.02	14.012	291	87.91	539
06/01/07	17	1,541,505.07	0.18	11.421	294	84.67	513
06/15/07	9	704,242.69	0.08	11.989	281	82.77	561
07/01/07	15	1,717,124.45	0.20	11.439	303	83.19	558
07/10/07	1	64,184.57	0.01	14.125	287	90.00	465
07/15/07	4	366,974.54	0.04	13.208	273	82.62	495
07/16/07	1	57,580.72	0.01	12.000	293	80.00	587
08/01/07	23	1,724,030.93	0.21	12.194	291	83.25	537
08/06/07	1	152,482.31	0.02	13.125	288	90.00	654
08/15/07	12	869,578.36	0.10	13.776	296	85.19	585
09/01/07	33	2,708,494.43	0.32	12.678	304	79.48	546
08/15/08	2	444,909.41	0.05	8.402	354	86.90	584
09/01/08	39	10,094,895.20	1.20	8.397	354	89.23	558
09/15/08	25	6,464,056.17	0.77	8.656	355	90.03	569
10/01/08	41	9,341,923.93	1.11	8.427	355	89.58	581
10/15/08	17	3,439,042.69	0.41	8.354	356	90.94	582
11/01/08	50	10,938,139.99	1.30	8.260	356	90.30	616
11/15/08	81	17,958,476.74	2.14	8.501	357	86.93	595
12/01/08	193	44,717,945.05	5.34	8.205	357	89.81	613
12/15/08	115	24,227,732.66	2.89	8.589	358	86.37	595
01/01/09	259	56,832,557.20	6.78	8.307	358	87.48	602
01/03/09	1	254,790.57	0.03	6.990	359	59.30	N/A
01/04/09	2	492,368.77	0.06	9.749	359	50.49	560
01/10/09	1	49,954.79	0.01	6.500	359	40.00	790
01/12/09	1	152,928.62	0.02	9.750	359	90.00	571
01/15/09	144	30,792,769.22	3.67	8.521	359	83.48	597
01/16/09	1	436,141.49	0.05	6.990	359	90.00	649
01/26/09	1	249,831.91	0.03	7.990	359	40.32	510
02/01/09	479	106,672,579.71	12.73	8.322	359	85.45	605
02/06/09	1	200,000.00	0.02	6.625	360	93.46	640
02/07/09	1	114,000.00	0.01	8.750	360	67.06	521
02/13/09	3	858,900.00	0.10	7.088	360	85.49	625
02/15/09	175	34,402,747.21	4.10	8.559	360	83.84	598
03/01/09	458	108,044,404.83	12.89	8.243	360	83.77	613
03/15/09	3	587,501.00	0.07	8.706	360	74.07	615
09/01/09	1	597,156.98	0.07	6.450	354	92.08	674
10/01/09	1	194,362.78	0.02	9.680	355	90.47	654
11/01/09	2	142,620.31	0.02	9.816	356	91.57	570
11/15/09	1	124,787.53	0.01	8.860	357	100.00	647
12/01/09	15	3,448,831.42	0.41	8.520	357	81.42	599
12/15/09	3	563,531.91	0.07	9.032	358	84.57	542
01/01/10	8	1,774,257.76	0.21	8.466	358	88.72	587
01/15/10	5	1,199,199.23	0.14	8.059	359	87.99	601
02/01/10	20	4,822,882.31	0.58	7.860	359	87.65	610
02/15/10	8	1,994,562.00	0.24	8.088	360	93.94	614
03/01/10	32	7,624,248.25	0.91	7.720	360	90.91	627
03/15/10	1	270,725.00	0.03	7.150	360	98.45	645
01/10/12	1	297,137.27	0.04	8.990	359	89.55	580
01/23/12	1	217,368.21	0.03	9.875	179	64.09	521
02/01/12	1	215,366.05	0.03	8.375	359	55.26	540
02/05/12	1	262,500.00	0.03	10.750	360	70.00	510
02/08/12	1	53,000.00	0.01	8.750	360	66.25	538
Total	5,156	$838,182,964.48	100.00%	8.671%	349	83.26%	601

________________

(1)

Excludes eight Home Equity Loans for which a credit score is not available.

Group 1 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$314,796,583	$1,025	$450,500
Average Scheduled Principal Balance	$151,417
Number of Mortgage Loans	2,079

Weighted Average Gross Coupon	8.738%	6.000%	17.875%
Non-Zero Weighted Average FICO Score	595	401	814
Weighted Average Original Combined LTV	81.19%	13.00%	100.00%

Weighted Average Original Term	354 months	96 months	360 months
Weighted Average Stated Remaining Term	350 months	39 months	360 months
Weighted Average Seasoning	4 months	0 months	105 months

Non-Zero Weighted Average Gross Margin	6.171%	2.779%	12.300%
Non-Zero Weighted Average Minimum Interest Rate	8.521%	6.200%	14.400%
Non-Zero Weighted Average Maximum Interest Rate	15.499%	11.890%	21.400%
Non-Zero Weighted Average Initial Rate Cap	2.979%	1.000%	6.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.488%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	60 months

Maturity Date		Jun 1 2010	Mar 15 2037
Maximum Zip Code Concentration	0.37%

ARM	56.55%	First Lien	98.51%
Fixed Rate	43.45%	Second Lien	1.49%

2/28 6 MO LIBOR	29.13%	Full Documentation	70.94%
2/28 6 MO LIBOR 40/30 Balloon	19.61%	Limited Documentation	8.79%
2/28 6 MO LIBOR 50/30 Balloon	4.57%	No Income Verification	20.28%
2/28 6 MO LIBOR IO	0.10%
3/27 6 MO LIBOR	1.16%	Cash Out Refinance	69.74%
3/27 6 MO LIBOR 40/30 Balloon	0.90%	Purchase	6.80%
3/27 6 MO LIBOR 50/30 Balloon	0.44%	Rate/Term Refinance	23.46%
3/27 6 MO LIBOR IO	0.07%
5/25 1 YR LIBOR	0.11%	2 Units	0.81%
5/25 6 MO LIBOR	0.08%	3 Units	0.07%
6 MO LIBOR	0.38%	Condominium	3.70%
Fixed Rate	36.71%	PUD	9.65%
Fixed Rate 30/15 Balloon	0.12%	Single Family	83.01%
Fixed Rate 40/30 Balloon	5.38%	Townhouse	2.75%
Fixed Rate 50/30 Balloon	1.24%
		Investor	1.30%
Interest Only	0.17%	Primary	97.99%
Not Interest Only	99.83%	Second Home	0.71%

Prepay Penalty: 0 months	39.77%	Top 5 States:
Prepay Penalty: 12 months	6.10%	Texas	12.84%
Prepay Penalty: 24 months	9.34%	Florida	11.64%
Prepay Penalty: 30 months	0.02%	California	10.90%
Prepay Penalty: 36 months	44.77%	Arizona	7.05%
		Virginia	6.44%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 1 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Alabama	5	$ 557,050.18	0.18%	10.844%	357	74.85%	569
Arizona	119	22,189,129.04	7.05	8.350	358	87.59	603
Arkansas	9	816,544.94	0.26	9.003	338	81.63	593
California	133	34,299,827.28	10.90	7.954	357	79.07	608
Colorado	40	7,026,574.58	2.23	8.664	357	90.13	600
Connecticut	29	5,638,635.88	1.79	8.645	359	80.62	587
Delaware	9	1,319,783.52	0.42	8.649	348	86.75	587
Florida	208	36,648,686.52	11.64	8.325	356	79.54	593
Georgia	57	7,035,381.69	2.23	9.570	355	82.89	586
Idaho	9	1,288,264.10	0.41	9.009	359	82.16	579
Illinois	10	819,855.57	0.26	10.417	324	84.57	565
Indiana	28	2,935,032.24	0.93	8.879	356	89.68	609
Iowa	7	484,209.94	0.15	10.213	302	84.98	560
Kansas	15	1,961,938.54	0.62	9.814	343	84.90	589
Kentucky	22	2,479,368.47	0.79	9.335	345	87.88	582
Louisiana	28	3,470,642.32	1.10	8.650	333	79.71	569
Maine	16	1,860,759.58	0.59	10.172	347	79.28	573
Maryland	61	11,795,476.29	3.75	8.556	359	81.42	590
Massachusetts	38	7,697,931.36	2.45	8.948	353	79.08	602
Michigan	36	4,150,322.32	1.32	9.575	345	87.36	588
Minnesota	7	838,657.53	0.27	9.746	352	87.41	588
Mississippi	6	352,656.11	0.11	10.276	250	83.32	576
Missouri	14	1,300,938.31	0.41	8.895	353	88.97	577
Montana	4	569,623.93	0.18	8.898	359	79.48	600
Nebraska	8	677,131.74	0.22	9.078	302	89.69	576
Nevada	30	7,975,722.28	2.53	7.964	358	90.86	607
New Hampshire	27	5,190,174.54	1.65	8.661	359	88.83	602
New Jersey	79	14,625,306.62	4.65	8.958	352	73.94	600
New Mexico	20	2,932,356.21	0.93	9.463	358	83.24	568
New York	70	10,127,443.79	3.22	8.767	336	69.57	601
North Carolina	71	6,733,929.23	2.14	10.002	329	82.13	589
Ohio	68	7,753,264.79	2.46	9.232	356	83.78	591
Oklahoma	20	1,709,234.67	0.54	9.273	343	80.95	574
Oregon	29	5,584,408.48	1.77	8.226	358	83.99	608
Pennsylvania	81	9,977,404.77	3.17	8.883	348	81.37	595
Rhode Island	13	2,832,582.43	0.90	9.124	358	81.34	586
South Carolina	36	3,969,812.64	1.26	9.505	339	82.82	590
South Dakota	5	405,679.04	0.13	11.984	313	80.84	577
Tennessee	19	1,801,942.99	0.57	9.882	349	82.30	580
Texas	404	40,432,578.27	12.84	9.160	330	77.14	589
Utah	10	1,682,570.17	0.53	8.720	351	88.58	597
Vermont	12	1,849,153.60	0.59	9.310	359	73.10	592
Virginia	107	20,259,082.79	6.44	8.416	357	83.05	598
Washington	42	8,462,904.69	2.69	8.695	357	83.13	600
West Virginia	5	532,852.37	0.17	9.426	340	82.41	573
Wisconsin	10	1,356,810.37	0.43	9.500	350	78.77	573
Wyoming	3	386,946.02	0.12	8.121	360	83.99	592
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes three  Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	131	$ 13,104,850.01	4.16%	9.046%	348	38.08%	578
50.00- 54.99	46	5,891,561.88	1.87	8.704	344	51.99	598
55.00- 59.99	48	7,338,233.31	2.33	8.517	338	57.26	596
60.00- 64.99	80	9,930,956.02	3.15	8.589	342	62.62	581
65.00- 69.99	123	16,742,714.05	5.32	8.472	346	67.16	592
70.00- 74.99	150	22,154,960.66	7.04	8.606	345	72.03	580
75.00- 79.99	203	30,206,076.74	9.60	8.865	342	76.47	583
80.00	263	34,764,604.81	11.04	8.746	345	80.00	609
80.01- 84.99	151	25,356,330.68	8.05	8.800	355	81.78	587
85.00- 89.99	201	31,976,345.47	10.16	8.751	352	86.23	587
90.00- 94.99	391	68,461,027.35	21.75	8.854	355	90.80	584
95.00- 99.99	60	10,068,553.05	3.20	8.479	358	96.69	627
100.00	232	38,800,368.71	12.33	8.612	357	100.00	636
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 1 Home Equity Loans is approximately 81.19%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
6.000 - 6.499	22	$ 5,146,420.87	1.63%	6.316%	358	82.57%	625
6.500 - 6.999	129	25,278,904.52	8.03	6.814	350	74.53	636
7.000 - 7.499	148	29,617,470.97	9.41	7.278	354	81.47	622
7.500 - 7.999	252	48,585,436.83	15.43	7.783	351	83.43	611
8.000 - 8.499	222	40,683,224.47	12.92	8.254	353	83.61	604
8.500 - 8.999	303	52,887,301.80	16.80	8.743	353	82.89	593
9.000 - 9.499	198	31,010,306.74	9.85	9.251	356	82.08	576
9.500 - 9.999	218	29,226,224.51	9.28	9.755	352	80.71	575
10.000 -10.499	163	20,492,755.02	6.51	10.245	357	78.73	561
10.500 -10.999	115	12,944,213.56	4.11	10.691	341	77.60	569
11.000 -11.499	41	3,373,953.58	1.07	11.215	324	76.10	553
11.500 -11.999	75	5,912,968.44	1.88	11.749	329	73.76	548
12.000 -12.499	43	2,982,246.35	0.95	12.154	337	75.40	566
12.500 -12.999	38	1,795,768.97	0.57	12.677	276	82.20	586
13.000 -13.499	43	1,848,908.84	0.59	13.230	292	85.36	579
13.500 -13.999	30	1,298,839.67	0.41	13.756	297	87.36	567
14.000 -14.499	22	910,248.13	0.29	14.223	287	84.14	528
14.500 -14.999	10	525,254.67	0.17	14.729	283	77.25	510
15.000 -15.499	3	113,404.53	0.04	15.054	286	78.04	463
15.500 -15.999	2	129,394.88	0.04	15.836	307	91.59	503
17.500 -17.999	2	33,335.39	0.01	17.863	300	70.32	517
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Coupon Rate of Group 1 Home Equity Loans is approximately 8.738%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	220	$ 7,084,677.17	2.25%	11.778%	262	76.72%	572
50,000.01 - 100,000.00	499	39,462,616.25	12.54	9.738	331	73.64	586
100,000.01 - 150,000.00	482	59,670,548.96	18.96	9.032	352	79.78	590
150,000.01 - 200,000.00	318	56,082,110.06	17.82	8.804	356	80.42	589
200,000.01 - 250,000.00	257	57,387,408.24	18.23	8.338	356	83.77	598
250,000.01 - 300,000.00	153	42,130,378.36	13.38	8.215	354	84.06	603
300,000.01 - 350,000.00	81	26,267,344.13	8.34	8.171	358	85.00	603
350,000.01 - 400,000.00	51	19,294,225.89	6.13	7.978	359	85.36	613
400,000.01 - 450,000.00	17	6,966,773.68	2.21	7.529	359	82.03	623
450,000.01 - 500,000.00	1	450,500.00	0.14	10.180	360	85.00	581
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The average outstanding Loan Balance of Group 1 Home Equity Loans is approximately $151,417.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF GROUP 1 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2 Units	15	$ 2,558,630.59	0.81%	9.207%	344	82.45%	621
3 Units	1	211,733.35	0.07	10.420	357	67.30	568
Condominium	70	11,656,526.49	3.70	8.570	358	84.55	602
PUD	173	30,389,162.05	9.65	8.309	353	83.61	608
Single Family	1,773	261,317,503.89	83.01	8.796	349	80.70	593
Townhouse	47	8,663,026.37	2.75	8.531	358	83.06	587
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
96	1	$ 25,200.00	0.01%	6.550%	96	63.00%	620
120	14	855,523.79	0.27	9.285	114	70.95	592
144	1	30,537.58	0.01	9.500	75	73.44	444
180	87	5,323,901.70	1.69	9.353	156	71.78	592
200	1	170,600.00	0.05	6.790	200	52.33	609
240	71	5,648,466.23	1.79	8.788	229	73.26	606
276	5	307,017.99	0.10	9.531	275	83.85	580
300	8	671,902.35	0.21	9.817	293	76.83	585
348	1	52,622.57	0.02	11.800	265	89.94	560
360	1,890	301,710,810.53	95.84	8.722	357	81.56	595
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Original Term to Maturity of Group 1 Home Equity Loans is approximately 354 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF GROUP 1 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1- 60	4	$ 65,089.73	0.02%	10.663%	52	63.35%	523
61-120	65	2,580,292.15	0.82	10.290	111	71.98	563
121-180	60	4,379,824.92	1.39	9.291	176	71.96	599
181-240	48	5,089,153.81	1.62	8.224	238	72.54	616
241-300	137	8,726,227.41	2.77	11.459	289	79.43	542
301-360	1,765	293,955,994.72	93.38	8.643	359	81.62	597
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Remaining Term to Maturity of Group 1 Home Equity Loans is approximately 350 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

SEASONING OF GROUP 1 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	644	$102,307,288.71	32.50%	8.596%	354	79.45%	600
1-6	1,222	201,963,338.92	64.16	8.661	353	82.26	596
55-60	44	2,360,919.15	0.75	11.460	266	75.97	601
61-66	25	1,461,077.11	0.46	11.181	276	75.28	522
67-72	49	2,363,103.62	0.75	11.612	227	77.57	528
73-78	41	1,982,894.49	0.63	11.439	249	80.67	527
79-84	15	761,875.18	0.24	12.017	259	80.52	515
85-90	25	1,033,473.42	0.33	12.214	216	76.84	503
97-102	11	470,570.83	0.15	11.855	213	81.20	500
103-108	3	92,041.31	0.03	12.704	220	71.74	489
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The weighted average Seasoning of Group 1 Home Equity Loans is approximately 4 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF GROUP 1 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	1,978	$309,172,138.31	98.21%	8.682%	352	81.22%	596
1	33	2,168,206.54	0.69	11.057	299	79.82	556
2	28	1,319,079.78	0.42	12.302	254	81.11	526
3	16	1,089,720.11	0.35	12.809	269	77.37	484
4	13	646,537.13	0.21	11.747	263	80.77	494
5	4	131,644.04	0.04	11.831	197	75.27	488
6	2	47,377.73	0.02	12.906	153	88.29	497
7	3	77,491.29	0.02	10.850	106	72.67	557
8	2	144,387.81	0.05	10.999	259	77.81	516
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,054	$313,511,998.49	99.59%	8.727%	350	81.20%	595
1	21	1,098,787.40	0.35	11.548	283	80.47	550
2	3	106,441.88	0.03	10.876	104	75.95	544
3	1	79,354.97	0.03	7.900	261	80.00	466
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 1 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,072	$314,416,509.67	99.88%	8.737%	350	81.19%	595
1	3	108,734.81	0.03	12.944	264	75.17	495
3	2	115,656.77	0.04	8.795	208	78.43	471
5	1	45,655.75	0.01	9.990	283	80.92	545
6	1	110,025.74	0.03	6.000	284	90.00	553
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF GROUP 1 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Investor	50	$ 4,092,263.73	1.30%	10.063%	342	72.50%	636
Primary	2,014	308,468,392.68	97.99	8.721	350	81.35	594
Second Home	15	2,235,926.33	0.71	8.655	356	76.03	619
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF GROUP 1 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	1,968	$310,118,378.91	98.51%	8.678%	351	81.08%	595
Second Lien	111	4,678,203.83	1.49	12.720	319	88.68	629
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF GROUP 1 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	1,524	$223,309,719.78	70.94%	8.663%	349	83.24%	593
Limited Documentation	166	27,656,667.14	8.79	8.818	352	77.81	595
No Income Verification	389	63,830,195.82	20.28	8.963	355	75.50	604
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF GROUP 1 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	428	$ 72,273,555.76	22.96%	7.941%	351	86.34%	635
A1	808	132,129,873.58	41.97	8.402	350	82.77	607
A2	501	70,855,576.43	22.51	9.249	350	78.20	565
B	206	24,916,956.11	7.92	10.008	349	72.39	540
C1	87	9,212,691.57	2.93	10.794	345	71.41	541
C2	39	3,833,173.49	1.22	11.471	343	70.99	534
D	10	1,574,755.80	0.50	11.649	358	68.57	538
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF GROUP 1 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	3	$ 414,525.55	0.13%	7.129%	348	49.96%	N/A
400-499	89	5,324,518.41	1.69	11.547	275	79.54	469
500-524	130	15,002,048.76	4.77	10.207	345	74.33	512
525-549	302	44,088,620.74	14.01	9.458	353	76.37	536
550-574	318	49,880,828.00	15.85	8.926	351	78.53	564
575-599	354	56,974,236.86	18.10	8.679	352	81.58	586
600-624	322	53,266,812.58	16.92	8.307	354	83.67	612
625-649	256	42,577,298.41	13.53	8.287	354	86.80	638
650-674	171	28,946,089.29	9.20	8.099	347	85.46	660
675-699	80	10,463,771.82	3.32	7.927	346	78.47	685
700+	54	7,857,832.32	2.50	8.100	344	78.94	737
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)

The non-zero weighted average Credit Score of Group 1 Home Equity Loans is approximately 595.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes three Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF GROUP 1 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	579	$ 91,685,327.38	29.13%	8.902%	357	81.93%	582
2/28 6 MO LIBOR 40/30 Balloon	268	61,743,249.12	19.61	8.197	358	85.99	604
2/28 6 MO LIBOR 50/30 Balloon	60	14,386,056.84	4.57	7.833	359	90.57	635
2/28 6 MO LIBOR IO	1	313,023.85	0.10	7.370	357	97.85	608
3/27 6 MO LIBOR	24	3,667,112.04	1.16	8.961	354	82.95	597
3/27 6 MO LIBOR 40/30 Balloon	13	2,821,917.89	0.90	8.429	359	86.67	607
3/27 6 MO LIBOR 50/30 Balloon	6	1,371,816.78	0.44	8.174	359	97.46	644
3/27 6 MO LIBOR IO	1	218,400.00	0.07	6.450	359	80.00	635
5/25 1 YR LIBOR	2	350,137.27	0.11	8.954	359	86.02	574
5/25 6 MO LIBOR	1	262,500.00	0.08	10.750	360	70.00	510
6 MO LIBOR	7	1,200,350.23	0.38	10.630	328	80.11	519
Fixed Rate	1,020	115,575,485.82	36.71	9.112	338	76.14	593
Fixed Rate 30/15 Balloon	9	364,767.31	0.12	12.039	120	76.98	550
Fixed Rate 40/30 Balloon	72	16,947,044.16	5.38	8.071	359	81.98	610
Fixed Rate 50/30 Balloon	16	3,889,394.05	1.24	7.976	359	88.10	642
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

 (1)

Excludes three Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 1 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	979	$125,191,657.43	39.77%	9.207%	344	78.88%	591
Prepay Penalty: 12 months	122	19,193,856.30	6.10	8.383	342	72.68	596
Prepay Penalty: 24 months	160	29,412,341.84	9.34	8.135	358	89.04	609
Prepay Penalty: 30 months	2	57,669.80	0.02	12.059	103	87.41	507
Prepay Penalty: 36 months	816	140,941,057.37	44.77	8.493	355	82.76	596
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

__________________

(1)  The non-zero weighted average Prepayment Penalty of Group 1 Home Equity Loans is approximately 32 months.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

PURPOSE OF GROUP 1 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,489	$219,535,626.32	69.74%	8.766%	348	78.27%	590
Purchase	190	21,395,237.41	6.80	8.820	354	92.63	622
Rate/Term Refinance	400	73,865,719.01	23.46	8.630	354	86.57	604
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF GROUP 1 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 -20.00	104	$ 11,134,603.69	3.54%	8.988%	339	70.53%	586
20.01 -25.00	80	8,215,796.62	2.61	9.295	335	74.72	582
25.01 -30.00	172	21,775,052.34	6.92	8.812	345	77.54	602
30.01 -35.00	220	28,742,886.50	9.13	8.715	348	78.53	590
35.01 -40.00	280	39,523,380.27	12.56	8.730	350	80.21	594
40.01 -45.00	423	65,720,818.25	20.88	8.815	350	80.51	595
45.01 -50.00	517	87,941,335.34	27.94	8.700	352	83.55	597
50.01 -55.00	261	46,879,913.35	14.89	8.626	355	84.87	596
55.01 -60.00	20	4,633,250.93	1.47	7.793	353	88.40	617
60.01+	2	229,545.45	0.07	8.158	335	74.11	656
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 1 Home Equity Loans is approximately 41.43%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF GROUP 1 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	962	$178,019,891.40	56.55%	8.568%	358	84.26%	595
Fixed Rate	1,117	136,776,691.34	43.45	8.959	341	77.20	596
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF GROUP 1 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	2	$ 531,423.85	0.17%	6.992%	358	90.51%	619
Not Interest Only	2,077	314,265,158.89	99.83	8.741	350	81.18	595
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF GROUP 1 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$ 136,776,691.34	43.45%	8.959%	341	77.20%	596
2.500 - 2.999	2	476,200.00	0.15	6.698	360	88.54	610
3.000 - 3.499	2	344,790.57	0.11	7.319	359	50.44	543
3.500 - 3.999	3	694,091.29	0.22	6.311	360	76.58	650
4.000 - 4.499	36	9,076,566.59	2.88	6.683	358	81.45	622
4.500 - 4.999	57	12,185,312.53	3.87	7.103	359	86.04	624
5.000 - 5.499	105	23,435,907.93	7.44	7.567	358	85.01	607
5.500 - 5.999	146	30,523,431.68	9.70	8.017	358	85.82	600
6.000 - 6.499	169	32,373,610.50	10.28	8.593	358	85.25	591
6.500 - 6.999	169	29,417,112.08	9.34	9.073	358	84.26	584
7.000 - 7.499	143	22,098,384.86	7.02	9.817	358	81.16	576
7.500 - 7.999	95	13,826,426.46	4.39	10.214	358	83.35	584
8.000 - 8.499	19	2,305,520.44	0.73	10.988	341	85.84	580
8.500 - 8.999	5	517,599.15	0.16	13.044	314	82.31	500
9.000 - 9.499	4	387,927.97	0.12	13.666	310	81.40	496
9.500 - 9.999	3	113,404.53	0.04	15.054	286	78.04	463
10.000 -10.499	1	95,874.55	0.03	12.340	358	94.07	612
10.500 -10.999	1	114,394.88	0.04	15.880	300	90.49	491
12.000+	2	33,335.39	0.01	17.863	300	70.32	517
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

The non-zero weighted average Gross Margin of Group 1 Home Equity Loans is approximately 6.171%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$ 136,776,691.34	43.45%	8.959%	341	77.20%	596
6.000 - 6.499	21	5,036,395.13	1.60	6.323	359	82.41	627
6.500 - 6.999	49	11,507,127.17	3.66	6.841	359	81.48	633
7.000 - 7.499	77	17,825,796.05	5.66	7.308	358	86.34	616
7.500 - 7.999	132	29,134,980.70	9.26	7.806	358	87.87	607
8.000 - 8.499	139	27,969,887.79	8.89	8.256	358	85.64	603
8.500 - 8.999	157	29,619,272.75	9.41	8.803	357	85.40	592
9.000 - 9.499	103	17,854,319.05	5.67	9.303	358	82.49	571
9.500 - 9.999	116	16,962,240.08	5.39	9.778	357	83.31	577
10.000 -10.499	116	15,612,432.79	4.96	10.289	358	79.08	556
10.500 -10.999	35	5,258,798.81	1.67	10.640	357	75.25	582
11.000 -11.499	3	248,690.67	0.08	13.975	317	87.53	527
11.500 -11.999	6	550,113.54	0.17	13.273	298	86.09	492
12.000 -12.499	3	249,096.33	0.08	12.617	305	88.49	541
12.500 -12.999	4	154,642.05	0.05	14.977	290	82.06	490
14.000 -14.499	1	36,098.49	0.01	15.000	255	75.00	401
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 1 Home Equity Loans is approximately 8.521%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF GROUP 1 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$ 136,776,691.34	43.45%	8.959%	341	77.20%	596
11.500 -11.999	1	411,817.47	0.13	8.890	357	77.74	574
12.500 -12.999	3	730,990.57	0.23	6.799	360	78.35	610
13.000 -13.499	21	5,036,395.13	1.60	6.323	359	82.41	627
13.500 -13.999	47	10,975,385.11	3.49	6.855	359	81.24	635
14.000 -14.499	80	18,142,827.17	5.76	7.326	358	86.00	615
14.500 -14.999	134	29,448,980.12	9.35	7.828	358	87.98	606
15.000 -15.499	136	27,652,856.67	8.78	8.255	358	85.85	603
15.500 -15.999	154	28,847,135.97	9.16	8.804	357	85.59	593
16.000 -16.499	103	17,854,319.05	5.67	9.303	358	82.49	571
16.500 -16.999	116	17,071,811.46	5.42	9.794	357	83.05	576
17.000 -17.499	117	15,666,036.32	4.98	10.303	358	79.10	556
17.500 -17.999	35	5,070,675.67	1.61	10.680	356	75.74	584
18.000 -18.499	2	195,087.14	0.06	13.866	324	88.22	506
18.500 -18.999	5	475,736.68	0.15	13.199	299	85.48	492
19.000 -19.499	3	249,096.33	0.08	12.617	305	88.49	541
19.500 -19.999	4	154,642.05	0.05	14.977	290	82.06	490
21.000+	1	36,098.49	0.01	15.000	255	75.00	401
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The weighted average Maximum Interest Rate of Group 1 Home Equity Loans is approximately 15.499%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$ 136,776,691.34	43.45%	8.959%	341	77.20%	596
1.000	5	536,611.08	0.17	13.762	290	80.74	462
1.500	3	863,739.15	0.27	7.757	359	82.82	583
2.000	22	1,745,012.89	0.55	13.108	289	86.10	529
3.000	931	174,721,599.66	55.50	8.510	358	84.25	596
6.000	1	152,928.62	0.05	9.750	359	90.00	571
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The weighted average Initial Periodic Rate Cap of Group 1 Home Equity Loans is approximately 2.979%.

(2)  Excludes three Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 1 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,117	$ 136,776,691.34	43.45%	8.959%	341	77.20%	596
1.000	43	4,691,853.86	1.49	11.148	319	79.91	547
1.500	918	173,198,036.28	55.02	8.498	359	84.40	596
3.000	1	130,001.26	0.04	8.730	359	46.43	565
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)  The weighted average Subsequent Periodic Rate Cap of Group 1 Home Equity Loans is approximately 1.488%.

(2)

Excludes three Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 1 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	1,117	$ 136,776,691.34	43.45%	8.959%	341	77.20%	596
04/01/07	1	85,952.44	0.03	11.375	277	90.00	459
05/01/07	1	80,513.55	0.03	11.000	272	85.00	499
05/30/07	2	127,980.39	0.04	14.012	291	87.91	539
06/01/07	6	778,827.28	0.25	11.080	310	83.03	516
07/01/07	3	472,038.97	0.15	12.928	294	83.74	480
07/10/07	1	64,184.57	0.02	14.125	287	90.00	465
08/01/07	3	177,674.79	0.06	10.516	297	82.20	529
08/15/07	6	414,151.77	0.13	14.032	300	85.71	577
09/01/07	11	1,178,322.50	0.37	11.887	314	81.81	569
08/15/08	1	197,237.47	0.06	9.810	354	82.40	562
09/01/08	12	2,716,239.25	0.86	8.468	354	86.86	581
09/15/08	8	1,730,206.05	0.55	8.476	355	91.26	570
10/01/08	17	3,045,626.91	0.97	8.635	355	91.51	570
10/15/08	8	1,432,531.16	0.46	8.560	356	90.61	601
11/01/08	18	3,325,072.57	1.06	8.662	356	89.37	599
11/15/08	43	7,402,599.78	2.35	8.491	357	84.96	600
12/01/08	81	15,953,122.17	5.07	8.513	357	87.51	602
12/15/08	65	12,168,006.42	3.87	8.516	358	85.60	596
01/01/09	98	18,567,524.23	5.90	8.460	358	85.84	594
01/03/09	1	254,790.57	0.08	6.990	359	59.30	N/A
01/04/09	1	163,110.66	0.05	8.990	359	74.18	618
01/12/09	1	152,928.62	0.05	9.750	359	90.00	571
01/15/09	58	10,057,580.68	3.19	8.772	359	85.19	594
02/01/09	208	39,632,610.96	12.59	8.514	359	83.44	595
02/06/09	1	200,000.00	0.06	6.625	360	93.46	640
02/13/09	1	276,200.00	0.09	6.750	360	84.98	589
02/15/09	93	16,595,605.74	5.27	8.624	360	81.88	595
03/01/09	167	31,851,749.35	10.12	8.332	360	80.72	597
03/15/09	2	512,500.00	0.16	8.512	360	76.47	618
10/01/09	1	194,362.78	0.06	9.680	355	90.47	654
11/01/09	1	73,210.60	0.02	10.600	356	90.49	574
11/15/09	1	124,787.53	0.04	8.860	357	100.00	647
12/01/09	8	1,483,671.16	0.47	8.511	357	84.11	619
12/15/09	2	475,582.40	0.15	9.199	358	82.11	529
01/01/10	1	310,308.39	0.10	7.930	358	80.00	636
01/15/10	2	493,425.27	0.16	7.536	359	87.10	620
02/01/10	9	1,461,071.25	0.46	8.399	359	80.20	595
02/15/10	3	603,007.00	0.19	8.531	360	91.36	593
03/01/10	12	2,302,213.90	0.73	8.349	360	90.90	614
03/15/10	1	270,725.00	0.09	7.150	360	98.45	645
01/10/12	1	297,137.27	0.09	8.990	359	89.55	580
02/05/12	1	262,500.00	0.08	10.750	360	70.00	510
02/08/12	1	53,000.00	0.02	8.750	360	66.25	538
Total	2,079	$314,796,582.74	100.00%	8.738%	350	81.19%	595

________________

(1)

Excludes three Home Equity Loans for which a credit score is not available.

Group 2 Home Equity Loans

As of the Statistical Calculation Date

		Minimum	Maximum
Scheduled Principal Balance	$523,386,382	$194	$1,110,883
Average Scheduled Principal Balance	$170,096
Number of Mortgage Loans	3,077

Weighted Average Gross Coupon	8.631%	5.850%	17.125%
Non-Zero Weighted Average FICO Score	604	383	819
Weighted Average Original Combined LTV	84.50%	5.27%	100.00%

Weighted Average Original Term	354 months	60 months	360 months
Weighted Average Stated Remaining Term	348 months	2 months	360 months
Weighted Average Seasoning	6 months	0 months	105 months

Non-Zero Weighted Average Gross Margin	6.032%	2.141%	11.540%
Non-Zero Weighted Average Minimum Interest Rate	8.301%	5.950%	13.500%
Non-Zero Weighted Average Maximum Interest Rate	15.289%	12.375%	20.500%
Non-Zero Weighted Average Initial Rate Cap	2.964%	1.000%	3.000%
Non-Zero Weighted Average Subsequent Rate Cap	1.483%	1.000%	3.000%
Weighted Average Months to Roll	23 months	1 months	59 months

Maturity Date		May 1 2007	Mar 15 2037
Maximum Zip Code Concentration	0.87%

ARM	62.15%	First Lien	96.89%
Fixed Rate	37.85%	Second Lien	3.11%

2/28 6 MO LIBOR	25.68%	Full Documentation	70.49%
2/28 6 MO LIBOR 40/30 Balloon	21.59%	Limited Documentation	5.39%
2/28 6 MO LIBOR 50/30 Balloon	11.19%	No Income Verification	24.12%
2/28 6 MO LIBOR IO	0.20%
3/27 6 MO LIBOR	1.05%	Cash Out Refinance	52.00%
3/27 6 MO LIBOR 40/30 Balloon	0.93%	Purchase	31.42%
3/27 6 MO LIBOR 50/30 Balloon	0.85%	Rate/Term Refinance	16.57%
3/27 6 MO LIBOR IO	0.07%
5/25 1 YR LIBOR	0.08%	2 Units	0.75%
6 MO LIBOR	0.51%	3 Units	0.08%
Fixed Rate	31.16%	Condominium	3.83%
Fixed Rate 30/15 Balloon	0.67%	Manufactured Housing	0.72%
Fixed Rate 40/30 Balloon	4.20%	PUD	20.35%
Fixed Rate 50/30 Balloon	1.82%	Single Family	71.43%
		Townhouse	2.83%
Interest Only	0.27%
Not Interest Only	99.73%	Investor	0.68%
		Primary	98.89%
Prepay Penalty: 0 months	32.10%	Second Home	0.44%
Prepay Penalty: 12 months	6.37%
Prepay Penalty: 24 months	16.24%	Top 5 States:
Prepay Penalty: 30 months	0.02%	California	23.73%
Prepay Penalty: 36 months	40.89%	Florida	11.23%
Prepay Penalty: 48 months	0.01%	Texas	10.54%
Prepay Penalty: 60 months	4.37%	Arizona	7.30%
		Virginia	6.92%

GEOGRAPHICAL DISTRIBUTION OF MORTGAGED PROPERTIES
OF GROUP 2 HOME EQUITY LOANS (1)

State	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Alabama	5	$ 472,667.53	0.09%	10.079%	359	86.64%	597
Arizona	187	38,206,923.08	7.30	8.440	356	87.93	611
Arkansas	24	1,488,945.53	0.28	9.855	288	84.49	572
California	395	124,207,707.01	23.73	7.972	357	87.04	624
Colorado	37	5,955,869.92	1.14	8.686	352	83.86	626
Connecticut	34	7,896,893.57	1.51	8.337	347	82.09	608
Delaware	14	2,053,076.92	0.39	8.336	341	74.88	609
Florida	342	58,785,947.44	11.23	8.650	354	86.63	617
Georgia	98	13,053,149.02	2.49	9.741	338	83.88	599
Idaho	9	1,171,090.92	0.22	8.917	356	80.60	591
Illinois	30	3,653,128.55	0.70	9.068	330	87.91	594
Indiana	52	4,705,747.29	0.90	9.361	331	84.96	584
Iowa	12	548,057.53	0.10	10.954	246	86.60	543
Kansas	17	1,120,187.40	0.21	10.934	302	85.86	570
Kentucky	20	2,447,172.20	0.47	8.681	352	87.76	580
Louisiana	61	4,295,668.46	0.82	10.005	292	82.72	573
Maine	11	1,500,959.10	0.29	9.313	346	79.40	594
Maryland	73	18,202,129.33	3.48	8.094	354	82.27	593
Massachusetts	28	5,519,543.46	1.05	9.263	348	76.61	594
Michigan	48	3,825,596.86	0.73	10.248	330	86.80	555
Minnesota	13	2,310,829.01	0.44	8.595	341	88.00	598
Mississippi	35	1,372,846.95	0.26	12.273	222	79.25	549
Missouri	47	5,200,676.01	0.99	9.680	324	89.99	597
Montana	5	945,285.06	0.18	8.358	355	82.92	593
Nebraska	11	1,078,040.87	0.21	9.709	334	83.74	580
Nevada	53	13,629,702.91	2.60	8.156	357	89.14	612
New Hampshire	6	1,383,358.53	0.26	8.756	350	73.67	563
New Jersey	76	17,672,113.82	3.38	8.446	352	77.17	608
New Mexico	26	2,644,642.97	0.51	9.403	327	80.38	572
New York	93	17,658,209.22	3.37	8.586	345	75.22	590
North Carolina	89	11,889,651.87	2.27	9.473	343	86.39	584
Ohio	78	7,817,399.55	1.49	9.559	312	80.42	559
Oklahoma	35	2,752,861.95	0.53	10.185	327	83.52	565
Oregon	24	4,261,646.24	0.81	9.195	356	80.27	600
Pennsylvania	118	13,016,176.52	2.49	9.017	328	78.32	588
Rhode Island	1	95,894.51	0.02	8.990	356	45.71	586
South Carolina	42	4,788,246.79	0.91	9.362	334	81.24	597
South Dakota	3	298,731.24	0.06	9.195	337	87.53	553
Tennessee	55	4,925,616.45	0.94	9.895	319	85.95	587
Texas	505	55,149,159.50	10.54	9.063	340	82.11	595
Utah	6	662,363.37	0.13	9.114	347	90.37	586
Vermont	13	1,917,781.87	0.37	9.397	359	73.76	571
Virginia	150	36,240,953.05	6.92	8.202	357	86.64	590
Washington	73	13,539,293.53	2.59	8.744	352	81.96	611
West Virginia	8	1,014,995.90	0.19	10.590	335	86.81	597
Wisconsin	13	1,695,964.23	0.32	9.975	348	85.34	555
Wyoming	2	313,478.70	0.06	8.076	360	86.64	564
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

—————————

(1)

Determined by property address designated as such in the related mortgage.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

ORIGINAL COMBINED LOAN-TO-VALUE RATIOS OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Combined Loan-to-Value Ratios (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01- 49.99	158	$ 14,613,939.28	2.79%	8.842%	326	37.86%	593
50.00- 54.99	54	5,193,556.20	0.99	8.916	332	52.41	585
55.00- 59.99	55	6,489,150.33	1.24	9.093	342	57.07	588
60.00- 64.99	98	14,555,848.27	2.78	8.334	337	62.50	591
65.00- 69.99	129	17,910,514.68	3.42	8.922	335	67.12	576
70.00- 74.99	166	26,934,210.44	5.15	8.641	343	71.93	591
75.00- 79.99	258	38,349,411.95	7.33	8.748	347	76.77	587
80.00	351	59,641,689.84	11.40	8.423	347	80.00	623
80.01- 84.99	240	44,999,248.00	8.60	8.501	348	82.13	590
85.00- 89.99	326	59,572,354.78	11.38	8.664	350	86.27	594
90.00- 94.99	545	108,013,541.75	20.64	8.632	348	90.86	583
95.00- 99.99	138	30,556,270.31	5.84	8.235	354	96.93	631
100.00	559	96,556,645.91	18.45	8.788	356	100.00	644
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

—————————

(1)

The weighted average Original Combined Loan-to-Value Ratio of Group 2 Home Equity Loans is approximately 84.50%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

CURRENT COUPON RATES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Coupon Rates (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
5.500 - 5.999	8	$ 3,195,142.44	0.61%	5.940%	350	87.09%	699
6.000 - 6.499	51	15,970,952.12	3.05	6.310	350	86.67	658
6.500 - 6.999	215	59,544,280.96	11.38	6.809	353	83.11	634
7.000 - 7.499	194	50,368,470.06	9.62	7.276	353	83.82	621
7.500 - 7.999	335	81,766,351.88	15.62	7.769	355	85.58	616
8.000 - 8.499	310	69,940,132.57	13.36	8.261	354	86.63	612
8.500 - 8.999	368	72,688,278.71	13.89	8.743	354	84.91	601
9.000 - 9.499	249	44,946,370.41	8.59	9.242	351	84.79	589
9.500 - 9.999	259	37,431,286.00	7.15	9.759	342	83.44	584
10.000 -10.499	218	27,782,089.99	5.31	10.229	351	79.24	559
10.500 -10.999	175	18,609,798.41	3.56	10.712	327	81.72	546
11.000 -11.499	91	7,136,495.13	1.36	11.251	315	84.57	566
11.500 -11.999	130	7,867,150.82	1.50	11.763	302	82.65	564
12.000 -12.499	123	8,361,500.36	1.60	12.205	325	85.67	586
12.500 -12.999	128	7,497,997.73	1.43	12.717	310	88.68	587
13.000 -13.499	84	4,069,710.66	0.78	13.213	303	88.54	582
13.500 -13.999	68	2,983,238.04	0.57	13.770	285	81.07	569
14.000 -14.499	28	1,155,548.93	0.22	14.163	290	88.18	593
14.500 -14.999	20	1,010,068.67	0.19	14.699	284	82.72	537
15.000 -15.499	10	404,059.58	0.08	15.218	261	80.53	537
15.500 -15.999	6	313,388.20	0.06	15.614	298	80.48	571
16.000 -16.499	3	196,272.23	0.04	16.108	300	83.72	537
16.500 -16.999	3	84,084.98	0.02	16.500	303	81.23	608
17.000 -17.499	1	63,712.86	0.01	17.125	300	77.00	574
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Coupon Rate of Group 2 Home Equity Loans is approximately 8.631%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

LOAN BALANCES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Loan Balances ($)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0.01 - 50,000.00	462	$ 14,405,105.23	2.75%	11.887%	246	80.59%	570
50,000.01 - 100,000.00	746	56,322,668.52	10.76	10.242	320	78.37	582
100,000.01 - 150,000.00	558	69,078,105.07	13.20	9.262	347	80.63	588
150,000.01 - 200,000.00	377	65,727,249.73	12.56	8.810	352	83.25	596
200,000.01 - 250,000.00	287	64,185,657.76	12.26	8.395	355	85.90	612
250,000.01 - 300,000.00	185	50,771,110.90	9.70	8.284	357	87.61	618
300,000.01 - 350,000.00	129	41,748,332.71	7.98	8.081	358	86.67	611
350,000.01 - 400,000.00	71	26,321,911.52	5.03	7.884	358	87.75	621
400,000.01 - 450,000.00	75	32,094,687.12	6.13	7.842	356	86.93	613
450,000.01 - 500,000.00	80	38,055,017.91	7.27	7.883	356	85.41	617
500,000.01 - 550,000.00	38	19,973,564.63	3.82	7.602	358	89.47	616
550,000.01 - 600,000.00	28	16,107,195.01	3.08	7.596	359	88.13	622
600,000.01 - 650,000.00	19	11,919,760.85	2.28	7.596	358	89.53	611
650,000.01 - 700,000.00	13	8,840,991.09	1.69	8.023	359	81.78	613
700,000.01 - 750,000.00	2	1,479,627.65	0.28	7.712	355	90.42	567
750,000.01 - 800,000.00	2	1,567,813.44	0.30	7.600	357	92.71	542
800,000.01 - 850,000.00	2	1,619,155.00	0.31	8.135	360	92.72	664
900,000.01 - 950,000.00	1	947,344.28	0.18	7.850	359	84.27	533
1,000,000.01+	2	2,221,083.32	0.42	6.745	359	78.56	711
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The average outstanding Loan Balance of Group 2 Home Equity Loans is approximately $170,096.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

TYPES OF MORTGAGED PROPERTIES OF GROUP 2 HOME EQUITY LOANS

Property Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2 Units	23	$ 3,948,709.39	0.75%	9.105%	338	81.04%	631
3 Units	4	434,313.64	0.08	9.912	346	60.40	672
Condominium	108	20,053,639.96	3.83	8.266	359	88.20	623
Manufactured Housing	37	3,751,203.56	0.72	9.845	313	75.83	628
PUD	516	106,497,725.39	20.35	8.343	354	90.21	620
Single Family	2,317	373,865,166.63	71.43	8.715	346	82.85	599
Townhouse	72	14,835,623.17	2.83	8.607	354	84.04	592
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

ORIGINAL TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Original Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
60	1	$ 16,300.00	0.00%	7.500%	60	46.57%	669
84	1	194.49	0.00	13.500	2	95.00	542
96	1	12,697.00	0.00	7.500	96	19.24	763
120	26	934,015.89	0.18	9.784	97	58.14	612
144	4	265,541.83	0.05	7.418	135	48.85	706
156	1	71,200.00	0.01	9.390	155	80.00	630
180	198	10,854,393.17	2.07	10.095	142	76.44	586
240	85	6,514,965.91	1.24	9.181	216	73.06	594
276	2	95,900.00	0.02	6.619	276	56.22	640
300	6	575,902.24	0.11	8.447	284	81.36	567
360	2,752	504,045,271.21	96.30	8.592	355	84.90	605
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Original Term to Maturity of Group 2 Home Equity Loans is approximately 354 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

REMAINING TERMS TO MATURITY OF GROUP 2 HOME EQUITY LOANS (1)

Range of Remaining Terms to Maturity (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
1- 60	19	$ 293,072.69	0.06%	10.843%	53	60.96%	635
61-120	158	6,430,832.85	1.23	10.486	110	73.05	574
121-180	105	7,590,738.84	1.45	9.814	174	78.00	594
181-240	37	4,485,193.45	0.86	8.352	239	69.38	613
241-300	397	26,648,742.87	5.09	10.828	287	80.30	555
301-360	2,361	477,937,801.04	91.32	8.466	359	85.15	608
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Remaining Term to Maturity of Group 2 Home Equity Loans is approximately 348 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

SEASONING OF GROUP 2 HOME EQUITY LOANS (1)

Range of Seasoning (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
0	850	$163,920,952.20	31.32%	8.482%	357	82.92%	614
1-6	1,611	324,740,500.32	62.05	8.469	354	85.84	604
7-12	4	184,569.71	0.04	12.676	289	84.73	639
55-60	113	5,491,507.94	1.05	10.368	243	73.74	592
61-66	93	5,642,127.79	1.08	10.080	256	77.39	582
67-72	145	8,673,085.97	1.66	10.321	247	77.63	590
73-78	62	3,357,161.38	0.64	11.458	224	82.80	526
79-84	74	4,345,292.14	0.83	11.738	258	85.34	511
85-90	94	5,611,258.03	1.07	11.719	251	82.71	517
97-102	29	1,334,504.04	0.25	11.181	231	82.84	514
103-108	2	85,422.22	0.02	9.476	212	65.18	574
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The weighted average Seasoning of Group 2 Home Equity Loans is approximately 6 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

CURRENT DELINQUENCY STATUS OF GROUP 2 HOME EQUITY LOANS

Current Delinquency Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Current	3,030	$515,015,648.50	98.40%	8.623%	348	84.48%	605
Delinquent 30 Days	47	8,370,733.24	1.60	9.153	355	85.68	567
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 30-59 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 30 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,760	$499,693,260.44	95.47%	8.533%	351	84.54%	608
1	113	10,137,173.24	1.94	10.223	299	84.73	552
2	75	5,806,002.86	1.11	10.442	307	82.75	532
3	49	3,441,811.87	0.66	11.108	281	83.69	505
4	40	1,968,109.48	0.38	11.936	266	80.23	510
5	25	1,652,737.27	0.32	11.636	260	85.86	493
6	10	488,141.96	0.09	12.099	223	84.30	507
7	3	114,529.66	0.02	12.089	225	85.09	465
8	2	84,614.96	0.02	12.386	113	80.17	484
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 60-89 DAYS DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 60 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	2,992	$518,994,952.01	99.16%	8.607%	349	84.53%	605
1	69	3,691,381.98	0.71	11.298	249	80.51	510
2	10	517,566.61	0.10	12.427	200	82.11	486
3	3	96,835.77	0.02	12.556	184	78.26	548
4	1	26,858.31	0.01	13.300	48	83.63	434
5	1	27,450.56	0.01	12.450	100	70.00	476
6	1	31,336.50	0.01	13.050	154	80.00	506
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

NUMBER OF TIMES 90 DAYS OR MORE DELINQUENT OF GROUP 2 HOME EQUITY LOANS

Number of Times 90 Days Delinquent	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
0	3,043	$521,679,054.97	99.67%	8.623%	348	84.51%	605
1	19	920,231.85	0.18	11.919	220	79.49	488
2	7	376,933.79	0.07	10.521	245	86.27	497
3	2	85,986.03	0.02	9.241	283	77.79	503
4	5	274,343.71	0.05	10.346	239	86.43	478
5	1	49,831.39	0.01	8.900	259	90.00	383
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

OCCUPANCY STATUS OF GROUP 2 HOME EQUITY LOANS

Occupancy Status	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Investor	52	$ 3,538,115.07	0.68%	10.779%	329	72.10%	591
Primary	3,013	517,569,088.01	98.89	8.616	348	84.61	604
Second Home	12	2,279,178.66	0.44	8.672	359	79.28	641
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

LIEN POSITIONS OF GROUP 2 HOME EQUITY LOANS

Lien Position	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
First Lien	2,788	$507,105,001.10	96.89%	8.507%	348	84.11%	603
Second Lien	289	16,281,380.64	3.11	12.505	343	96.57	645
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

DOCUMENTATION TYPES OF GROUP 2 HOME EQUITY LOANS

Documentation Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Full Documentation	2,307	$368,957,208.95	70.49%	8.566%	345	84.26%	593
Limited Documentation	115	28,196,982.10	5.39	8.805	355	83.71	611
No Income Verification	655	126,232,190.69	24.12	8.783	354	85.38	637
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

CREDIT GRADES OF GROUP 2 HOME EQUITY LOANS

Credit Grade	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
A+	966	$191,644,550.31	36.62%	8.100%	353	90.01%	645
A1	924	181,501,318.60	34.68	8.298	350	85.01	607
A2	632	93,311,645.47	17.83	9.157	342	79.32	556
B	315	34,642,403.04	6.62	10.252	337	73.97	536
C1	138	12,041,783.98	2.30	11.008	323	74.10	543
C2	79	8,054,885.97	1.54	11.249	341	68.36	533
D	23	2,189,794.37	0.42	12.011	333	64.52	541
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

CREDIT SCORES OF GROUP 2 HOME EQUITY LOANS (1)

Range of Credit Scores (2)(3)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(4)
None	5	$ 956,785.53	0.18%	8.053%	318	78.65%	N/A
375-399	2	84,855.40	0.02	10.159	273	90.90	390
400-499	207	13,909,276.84	2.66	10.973	273	83.31	467
500-524	220	27,667,390.91	5.29	10.011	338	77.89	513
525-549	418	62,114,736.34	11.87	9.406	346	76.46	537
550-574	365	61,664,845.44	11.78	8.919	352	82.27	564
575-599	374	65,845,932.05	12.58	8.613	349	83.92	587
600-624	434	82,806,236.74	15.82	8.244	353	86.51	613
625-649	464	95,069,576.46	18.16	8.140	354	88.81	636
650-674	323	67,592,496.60	12.91	8.127	354	88.86	660
675-699	126	23,088,585.59	4.41	8.228	351	85.60	685
700+	139	$22,585,663.84	4.32	8.061	334	83.80	735
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)

The non-zero weighted average Credit Score of Group 2 Home Equity Loans is approximately 604.

(2)

The statistical credit score based on the borrower’s historical credit data obtained by the originator of the Home Equity Loan through one or more of the three major credit bureaus in connection with the origination of the Home Equity Loan.

(3)

Home Equity Loans indicated as having a credit score that is “None” consist of Home Equity Loans where no credit score can be obtained for the related borrower.

(4)

Excludes five Home Equity Loans for which a credit score is not available.

PRODUCT TYPES OF GROUP 2 HOME EQUITY LOANS

Product Type	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
2/28 6 MO LIBOR	711	$134,425,457.05	25.68%	8.821%	355	82.44%	580
2/28 6 MO LIBOR 40/30 Balloon	384	112,982,240.06	21.59	7.987	358	88.63	616
2/28 6 MO LIBOR 50/30 Balloon	185	58,549,137.71	11.19	7.942	359	93.08	649
2/28 6 MO LIBOR IO	4	1,033,103.00	0.20	7.183	357	88.43	653
3/27 6 MO LIBOR	31	5,515,873.76	1.05	9.219	356	82.83	581
3/27 6 MO LIBOR 40/30 Balloon	15	4,852,290.85	0.93	7.453	358	91.16	610
3/27 6 MO LIBOR 50/30 Balloon	13	4,460,367.73	0.85	6.833	360	95.57	659
3/27 6 MO LIBOR IO	1	364,231.00	0.07	7.110	359	100.00	607
5/25 1 YR LIBOR	2	432,734.26	0.08	9.128	269	59.70	530
6 MO LIBOR	24	2,683,518.24	0.51	11.094	300	79.91	556
Fixed Rate	1,519	163,068,598.58	31.16	9.287	334	79.79	598
Fixed Rate 30/15 Balloon	67	3,528,928.63	0.67	11.067	124	83.06	574
Fixed Rate 40/30 Balloon	85	21,977,720.47	4.20	8.136	358	84.22	618
Fixed Rate 50/30 Balloon	36	9,512,180.40	1.82	7.452	359	87.51	632
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

 (1)

Excludes five Home Equity Loans for which a credit score is not available.

PREPAYMENT PENALTIES AS OF ORIGINATION OF GROUP 2 HOME EQUITY LOANS (1)

Prepayment Penalty (months)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
Prepay Penalty: 0 months	1,120	$168,010,238.49	32.10%	8.995%	348	82.51%	595
Prepay Penalty: 12 months	166	33,342,464.40	6.37	8.165	349	78.87	616
Prepay Penalty: 24 months	397	84,990,480.60	16.24	8.203	357	91.83	629
Prepay Penalty: 30 months	1	78,744.18	0.02	12.490	102	90.00	576
Prepay Penalty: 36 months	1,014	213,993,073.45	40.89	8.381	355	84.55	604
Prepay Penalty: 48 months	1	77,821.29	0.01	12.000	292	90.00	632
Prepay Penalty: 60 months	378	22,893,559.33	4.37	10.545	246	79.61	564
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

__________________

(1)   The non-zero weighted average Prepayment Penalty of Group 2 Home Equity Loans is approximately 32 months.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

PURPOSE OF GROUP 2 HOME EQUITY LOANS

Purpose	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Cash Out Refinance	1,719	$272,163,211.17	52.00%	8.664%	344	78.95%	590
Purchase	936	164,472,239.38	31.42	8.590	355	93.36	633
Rate/Term Refinance	422	86,750,931.19	16.57	8.606	348	85.13	595
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

DEBT TO INCOME RATIO OF GROUP 2 HOME EQUITY LOANS (1)

Debt to Income Ratio	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
None	1	$ 86,513.77	0.02%	7.000%	260	90.00%	438
0.01 -20.00	97	11,423,396.84	2.18	8.375	338	73.83	622
20.01 -25.00	144	15,170,475.31	2.90	9.105	326	77.75	586
25.01 -30.00	219	27,573,741.66	5.27	8.761	337	78.94	604
30.01 -35.00	303	42,884,459.59	8.19	8.729	342	80.50	597
35.01 -40.00	423	63,657,038.97	12.16	8.669	343	83.18	604
40.01 -45.00	633	101,805,352.62	19.45	8.744	346	84.17	605
45.01 -50.00	794	157,923,335.35	30.17	8.572	353	87.10	608
50.01 -55.00	409	87,452,702.10	16.71	8.612	356	86.61	600
55.01 -60.00	50	14,365,149.62	2.74	7.685	355	89.55	611
60.01+	4	1,044,215.91	0.20	7.467	359	83.26	640
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)  The non-zero weighted average Debt to Income Ratio of Group 2 Home Equity Loans is approximately 42.63%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

FIXED RATE/ARM STATUS OF GROUP 2 HOME EQUITY LOANS

Fixed Rate/ARM	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
ARM	1,370	$325,298,953.66	62.15%	8.344%	357	86.81%	606
Fixed Rate	1,707	198,087,428.08	37.85	9.103	334	80.71	601
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

INTEREST ONLY STATUS OF GROUP 2 HOME EQUITY LOANS

Interest Only	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
Interest Only	5	$ 1,397,334.00	0.27%	7.164%	357	91.45%	641
Not Interest Only	3,072	521,989,047.74	99.73	8.635	348	84.48	604
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.

GROSS MARGIN OF GROUP 2 HOME EQUITY LOANS (1)

Gross Margin (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
2.000 - 2.499	1	497,200.00	0.09	6.990	360	84.99	659
2.500 - 2.999	3	681,096.28	0.13	6.778	359	81.24	654
3.000 - 3.499	1	230,594.85	0.04	8.200	357	82.40	563
3.500 - 3.999	12	4,994,638.61	0.95	6.369	358	83.88	651
4.000 - 4.499	56	22,306,687.73	4.26	6.574	358	87.46	630
4.500 - 4.999	107	32,980,219.68	6.30	7.095	357	87.61	614
5.000 - 5.499	145	40,736,028.67	7.78	7.587	356	85.66	602
5.500 - 5.999	191	51,346,359.79	9.81	7.979	358	87.14	608
6.000 - 6.499	245	59,071,983.02	11.29	8.412	358	87.99	608
6.500 - 6.999	214	45,473,188.87	8.69	8.933	357	87.62	612
7.000 - 7.499	230	40,710,988.25	7.78	9.684	356	83.89	587
7.500 - 7.999	105	19,979,226.59	3.82	10.107	356	87.51	591
8.000 - 8.499	31	4,313,072.61	0.82	10.631	346	90.66	587
8.500 - 8.999	8	673,345.05	0.13	11.806	325	84.00	609
9.000 - 9.499	4	330,215.25	0.06	14.781	294	83.72	479
9.500 - 9.999	4	269,789.29	0.05	15.214	296	77.51	500
10.000 -10.499	8	429,984.24	0.08	15.199	299	81.18	575
10.500 -10.999	2	99,857.17	0.02	16.124	300	83.76	481
11.000 -11.499	2	110,764.85	0.02	16.436	299	80.03	607
11.500 -11.999	1	63,712.86	0.01	17.125	300	77.00	574
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

The non-zero weighted average Gross Margin of Group 2 Home Equity Loans is approximately 6.032%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

MINIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Minimum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
5.500 - 5.999	6	2,779,042.40	0.53	5.950	359	91.82	694
6.000 - 6.499	37	13,325,858.60	2.55	6.298	359	88.03	650
6.500 - 6.999	96	33,117,367.72	6.33	6.806	359	88.77	627
7.000 - 7.499	110	33,634,512.02	6.43	7.291	358	86.59	618
7.500 - 7.999	196	57,474,463.65	10.98	7.799	358	88.58	609
8.000 - 8.499	209	52,663,374.28	10.06	8.283	358	88.43	614
8.500 - 8.999	225	51,905,149.83	9.92	8.759	358	86.64	606
9.000 - 9.499	137	29,487,942.64	5.63	9.255	358	86.20	595
9.500 - 9.999	117	20,685,849.28	3.95	9.931	352	85.46	590
10.000 -10.499	132	19,367,343.58	3.70	10.276	356	78.59	555
10.500 -10.999	58	7,387,609.84	1.41	11.066	346	80.20	537
11.000 -11.499	8	718,444.01	0.14	11.623	311	85.36	564
11.500 -11.999	16	1,290,471.23	0.25	13.284	282	85.24	540
12.000 -12.499	7	502,892.18	0.10	12.961	281	84.04	503
12.500 -12.999	10	603,884.18	0.12	13.202	274	78.43	520
13.000 -13.499	3	136,666.76	0.03	14.503	284	74.32	552
13.500 -13.999	3	218,081.46	0.04	13.990	279	79.59	531
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)  The non-zero weighted average Minimum Interest Rate of Group 2 Home Equity Loans is approximately 8.301%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

MAXIMUM INTEREST RATE OF GROUP 2 HOME EQUITY LOANS (1)

Maximum Interest Rate (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
12.000 -12.499	1	195,000.00	0.04	6.375	359	72.22	631
12.500 -12.999	10	3,982,138.68	0.76	6.255	359	90.04	683
13.000 -13.499	36	13,130,858.60	2.51	6.297	359	88.27	650
13.500 -13.999	94	32,272,903.35	6.17	6.814	359	88.49	625
14.000 -14.499	112	34,063,178.07	6.51	7.304	358	86.41	618
14.500 -14.999	197	57,899,977.35	11.06	7.808	358	88.73	609
15.000 -15.499	208	52,533,908.23	10.04	8.288	358	88.60	614
15.500 -15.999	224	51,453,469.54	9.83	8.770	358	86.59	606
16.000 -16.499	137	29,518,000.75	5.64	9.266	358	85.58	594
16.500 -16.999	115	20,353,383.96	3.89	9.931	354	85.66	591
17.000 -17.499	131	19,038,085.47	3.64	10.278	355	79.28	556
17.500 -17.999	58	7,387,609.84	1.41	11.066	346	80.20	537
18.000 -18.499	8	718,444.01	0.14	11.623	311	85.36	564
18.500 -18.999	16	1,290,471.23	0.25	13.284	282	85.24	540
19.000 -19.499	7	502,892.18	0.10	12.961	281	84.04	503
19.500 -19.999	10	603,884.18	0.12	13.202	274	78.43	520
20.000 -20.499	3	136,666.76	0.03	14.503	284	74.32	552
20.500 -20.999	3	218,081.46	0.04	13.990	279	79.59	531
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)   The non-zero weighted average Maximum Interest Rate of Group 2 Home Equity Loans is approximately 15.289%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

INITIAL PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Initial Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
1.000	21	1,859,896.87	0.36	12.485	274	82.10	533
1.500	6	1,705,521.37	0.33	7.918	359	82.15	622
2.000	72	5,275,039.25	1.01	12.559	284	84.46	533
3.000	1,271	316,458,496.17	60.46	8.252	358	86.90	608
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)   The non-zero weighted average Initial Periodic Rate Cap of Group 2 Home Equity Loans is approximately 2.964%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

SUBSEQUENT PERIODIC RATE CAP OF GROUP 2 HOME EQUITY LOANS (1)

Subsequent Periodic Rate Cap (%)	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(2)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
1.000	119	11,497,657.69	2.20	11.158	305	80.26	552
1.500	1,250	313,726,477.68	59.94	8.241	359	87.05	608
3.000	1	74,818.29	0.01	9.250	357	85.15	634
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)   The non-zero weighted average Subsequent Periodic Rate Cap of Group 2 Home Equity Loans is approximately 1.483%.

(2)

Excludes five Home Equity Loans for which a credit score is not available.

NEXT INTEREST RATE ADJUSTMENT DATES OF GROUP 2 HOME EQUITY LOANS

Adjustment Date	Number of Home Equity Loans	Statistical Calculation Date Loan Balance	% of Statistical Calculation Date Loan Balance	Weighted Average Gross Coupon	Weighted Average Stated Remaining Term	Weighted Average Original Combined LTV	Weighted Average Credit Score(1)
N/A	1,707	$ 198,087,428.08	37.85%	9.103%	334	80.71%	601
03/14/07	1	50,423.92	0.01	14.125	289	75.88	613
03/15/07	2	192,443.90	0.04	11.215	277	94.48	487
04/01/07	7	590,465.94	0.11	12.229	279	78.89	477
04/15/07	1	34,076.67	0.01	13.125	272	85.00	481
05/01/07	5	456,143.62	0.09	11.778	274	85.76	499
05/15/07	1	223,512.39	0.04	10.000	285	86.79	535
06/01/07	11	762,677.79	0.15	11.770	278	86.34	509
06/15/07	9	704,242.69	0.13	11.989	281	82.77	561
07/01/07	12	1,245,085.48	0.24	10.874	307	82.98	587
07/15/07	4	366,974.54	0.07	13.208	273	82.62	495
07/16/07	1	57,580.72	0.01	12.000	293	80.00	587
08/01/07	20	1,546,356.14	0.30	12.387	290	83.37	538
08/06/07	1	152,482.31	0.03	13.125	288	90.00	654
08/15/07	6	455,426.59	0.09	13.543	293	84.72	592
09/01/07	22	1,530,171.93	0.29	13.288	296	77.69	529
08/15/08	1	247,671.94	0.05	7.280	354	90.49	601
09/01/08	27	7,378,655.95	1.41	8.371	354	90.10	550
09/15/08	17	4,733,850.12	0.90	8.721	355	89.58	569
10/01/08	24	6,296,297.02	1.20	8.326	355	88.65	587
10/15/08	9	2,006,511.53	0.38	8.207	356	91.19	569
11/01/08	32	7,613,067.42	1.45	8.085	356	90.70	623
11/15/08	38	10,555,876.96	2.02	8.507	357	88.31	591
12/01/08	112	28,764,822.88	5.50	8.035	357	91.09	619
12/15/08	50	12,059,726.24	2.30	8.662	358	87.13	595
01/01/09	161	38,265,032.97	7.31	8.232	358	88.28	607
01/04/09	1	329,258.11	0.06	10.125	359	38.75	531
01/10/09	1	49,954.79	0.01	6.500	359	40.00	790
01/15/09	86	20,735,188.54	3.96	8.400	359	82.65	598
01/16/09	1	436,141.49	0.08	6.990	359	90.00	649
01/26/09	1	249,831.91	0.05	7.990	359	40.32	510
02/01/09	271	67,039,968.75	12.81	8.208	359	86.64	611
02/07/09	1	114,000.00	0.02	8.750	360	67.06	521
02/13/09	2	582,700.00	0.11	7.248	360	85.73	642
02/15/09	82	17,807,141.47	3.40	8.499	360	85.67	600
03/01/09	291	76,192,655.48	14.56	8.206	360	85.04	620
03/15/09	1	75,001.00	0.01	10.030	360	57.69	594
09/01/09	1	597,156.98	0.11	6.450	354	92.08	674
11/01/09	1	69,409.71	0.01	8.990	356	92.70	566
12/01/09	7	1,965,160.26	0.38	8.527	357	79.39	584
12/15/09	1	87,949.51	0.02	8.130	358	97.85	610
01/01/10	7	1,463,949.37	0.28	8.580	358	90.56	577
01/15/10	3	705,773.96	0.13	8.425	359	88.62	588
02/01/10	11	3,361,811.06	0.64	7.625	359	90.89	616
02/15/10	5	1,391,555.00	0.27	7.896	360	95.06	622
03/01/10	20	5,322,034.35	1.02	7.448	360	90.92	634
01/23/12	1	217,368.21	0.04	9.875	179	64.09	521
02/01/12	1	215,366.05	0.04	8.375	359	55.26	540
Total	3,077	$523,386,381.74	100.00%	8.631%	348	84.50%	604

________________

(1)

Excludes five Home Equity Loans for which a credit score is not available.